UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ARRAY TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-16(i)(1) and 0-11.

GENERATING ENERGY
WITH INTEGRITY

ARRAY

2024 Proxy Statement

AND ANNUAL MEETING OF SHAREHOLDERS

OUR TRACKERS PUT THE POWER OF THE SUN ON YOUR SIDE

Array DuraTrack®

Our flagship product, DuraTrack, has earned a winning reputation within the solar industry as a reliable and efficient solution for utility-scale projects. DuraTrack is designed to deliver optimal project returns by minimizing OpEx, maximizing up-time, and delivering fast installation. Dependable even in the most extreme weather; high winds, hail, and snow are no match for DuraTrack. An unparalleled track record with zero scheduled maintenance make this the gold standard in solar tracking.

Array STI H250

Designed to deliver a favorable LCOE with a robust, dual-row tracker system. The H250's design enables one motor to move up to 120 photovoltaic modules making this an incredibly efficient utility-scale solar tracking system. A proven product ideally suited for sites with irregular boundaries, highly angled blocks or fragmented project areas.

Array OmniTrack™

OmniTrack, the newest tracking solution in the industry, delivers all the benefits of Array's flagship product, DuraTrack—high reliability, durability and performance—with the added benefits of enhanced N/S terrain flexibility and minimized site grading. The premier solution for unlevel site terrain, OmniTrack's flexible design allows for more slope without sacrifice. Requiring significantly less grading and civil works permitting, OmniTrack saves time and money.

Notice of 2024 Annual Meeting of Stockholders
The 2024 Annual Meeting of Stockholders of Array Technologies, Inc. (the “Company” or “Array”) will be held on May 21, 2024, at 10:00 a.m. Pacific Daylight Time (“PDT”), in a virtual meeting format (the “Annual Meeting”) at https://virtualshareholdermeeting.com/ARRY2024 for the purpose of considering the following company-sponsored proposals:
PROPOSAL
1	Election of the Company’s Class I director nominees, each for a three-year term.
2	Ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2024.
3	Advisory vote to approve named executive officer compensation.
We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.
Each outstanding share of the Company’s common stock (Nasdaq: ARRY) entitles the holder of record at the close of business on March 27, 2024, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the meeting online and submit your questions during the meeting by visiting https://virtualshareholdermeeting.com/ARRY2024. You will also be able to vote your shares electronically at the meeting. Details regarding how to attend the meeting online are more fully described in the Important Notice Regarding the Availability of Proxy Materials (the “Notice of Proxy Materials”) and the accompanying proxy statement, which are first being made available to stockholders on or about April 10, 2024.
Whether or not you expect to attend the meeting, we urge you to vote your shares by following the instructions in the Notice of Proxy Materials and submitting your proxy by Internet, by telephone or by signing, dating and returning the proxy card included in these materials in order to ensure the presence of a quorum. If you choose to virtually attend the Annual Meeting, you may still vote your shares during the Annual Meeting, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.
By Order of the Board of Directors,

KEVIN G. HOSTETLER
Chief Executive Officer
April 10, 2024
MEETING DETAILS
Date May 21, 2024

Time 10:00 a.m. PDT

Location https://virtualshareholdermeeting .com/ARRY2024

Record Date March 27, 2024
All stockholders are extended a cordial invitation to attend the meeting.

Proxy Statement Summary
This summary highlights information discussed in more detail elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024 before voting your shares.
HOW TO VOTE
By Internet You may vote by proxy via the Internet at https://virtualshareholdermeeting.com/ARRY2024 by following the instructions provided on the Notice of Proxy Materials or the proxy card.
By Telephone
If you live in the United States or Canada, you may vote by proxy by calling toll-free 1- 800-690-6903 and by following the instructions provided on the proxy card. You must have the 16-digit control number that is on either the Notice of Proxy Materials or the proxy card when voting.

By Mail
If you received printed proxy materials, you may complete your proxy card and return it using the postage prepaid envelope you received to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than May 21, 2024 to be voted at the Annual Meeting. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors and according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

At the Virtual Meeting
The meeting will be held entirely online. To participate in the meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. PDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. PDT, and you should allow ample time for the check-in procedures.

MEETING DETAILS
Date May 21, 2024

Time 10:00 a.m. PDT

Location https://virtualshareholdermeeting .com/ARRY2024

Record Date March 27, 2024
ARRAY TECHNOLOGIES	01	2024 PROXY STATEMENT

Proxy Summary
VOTING MATTERS
PROPOSAL		BOARD VOTE RECCOMENDATION	PAGE REFERENCE
1	Election of Class I director nominees, each for a three-year term.	“FOR” each nominee	51
2	Ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2024.	“FOR”	52
3	Advisory vote to approve named executive officer compensation.	“FOR”	54
BOARD OF DIRECTORS
The following table sets forth the names and certain other information for each of our directors and director nominees as of March 31, 2024. We have included additional information about each director’s background, skills and experience under “Management and Corporate Governance—Director Biographies” below.
NAME	AGE	DIRECTOR SINCE	INDEPENDENT	OCCUPATION
Paulo Almirante	59	2021		Group COO & SVP at Engie
Troy Alstead(1)	61	2020		Retired Executive
Orlando D. Ashford(1)	55	2020		Chief People Officer at Fanatics Holdings, Inc.
Brad Forth(2)	59	2020		Senior Partner and Founder at Neos Partners
Kevin Hostetler	55	2022		CEO of Array Technologies, Inc.
Jayanthi Iyengar	62	2021		EVP Chief Sourcing Officer at Oshkosh
Tracy Jokinen	55	2022		Retired Executive
Bilal Khan(1)	43	2021		Senior Managing Director at Blackstone
Gerrard Schmid	55	2021		Retired Executive
1.	Nominated for re-election at the 2024 Annual Meeting of Stockholders. See Proposal 1.
2.	Chairman of the Board.
ARRAY TECHNOLOGIES	02	2024 PROXY STATEMENT

Proxy Summary
BOARD DIVERSITY

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 21, 2024 at 10:00 a.m. PDT
This proxy statement, along with the accompanying Notice of 2024 Annual Meeting of Stockholders (the “Notice of Annual Meeting”), contains information about the 2024 Annual Meeting of Stockholders of Array Technologies, Inc., (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting in a virtual meeting format at 10:00 a.m. PDT, at https://virtualshareholdermeeting.com/ARRY2024.
In this proxy statement, we refer to Array Technologies, Inc. as “Array,” the “Company,” “we” and “us.”
This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.
On or about the date hereof, we are making available this proxy statement and the attached Notice of Annual Meeting to all stockholders entitled to vote at the Annual Meeting, and we are mailing the proxy card and the Important Notice Regarding the Availability of Proxy Materials (the “Notice of Proxy Materials”) to all stockholders entitled to vote at the Annual Meeting. Although not part of this proxy statement, we have also made available with this proxy statement our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, which includes our financial statements for the year ended December 31, 2023.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 21, 2024
This proxy statement and our Annual Report are available for viewing, printing and downloading at www.investorvote.com/ARRY. To view these materials, please have your 16-digit control number(s) available that appears on your proxy card.
Additionally, you can find a copy of our Annual Report on the SEC website at www.sec.gov, or in the “Financial Information” tab of the “Investors” section of our website at www.arraytechinc.com. You may also obtain a printed copy of our Annual Report, free of charge, by sending a written request to: Array Technologies, Inc., 3133 W Frye Road, Suite 600, Chandler, AZ 85226, Attention: Corporate Secretary. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
WHY IS THE COMPANY SOLICITING MY PROXY?
The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the Annual Meeting to be held at 10:00 a.m. PDT on May 21, 2024, in a virtual meeting format at https://virtualshareholdermeeting. com/ARRY2024 and any adjournments or postponements of the Annual Meeting. The proxy statement along with the accompanying Notice of Annual Meeting summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting, the proxy card and a copy of our Annual Report because you owned shares of Array common stock as of March 27, 2024, the record date for the Annual Meeting.
ARRAY TECHNOLOGIES	03	2024 PROXY STATEMENT

Proxy Summary
WHEN WERE THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS SENT TO STOCKHOLDERS?
This proxy statement and the Notice of Proxy Materials are first being mailed or made available to all stockholders entitled to vote at the Annual Meeting on or about April 10, 2024.
WHEN IS THE RECORD DATE FOR THE ANNUAL MEETING?
Our Board has fixed the record date for the Annual Meeting as of the close of business on March 27, 2024. Only stockholders who owned our common stock at the close of business on March 27, 2024 are entitled to vote at the Annual Meeting.
HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?
A total of 151,726,311 shares of common stock of the Company were outstanding on March 27, 2024 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.
HOW CAN I ATTEND THE ANNUAL MEETING WITH THE ABILITY TO ASK A QUESTION AND/OR VOTE?
To participate in the Annual Meeting, stockholders as of the record date, or their duly appointed proxies, will need to follow the instructions on their Notice of Proxy Materials, proxy card, or on the instructions that accompanied their proxy materials. We encourage you to access the meeting 10 minutes before the start time of 10:00 a.m. PDT on May 21, 2024. Please allow ample time for online check-in, which will begin at 9:30 a.m. PDT on May 21, 2024. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting https://virtualshareholdermeeting.com/ARRY2024. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
HOW DO I VOTE?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:

• BY INTERNET. You may vote by proxy via the Internet at https://virtualshareholdermeeting.com/ARRY2024 by following the instructions provided on the Notice of Proxy Materials or the proxy card. You must have the 16-digit control number that is on either the Notice of Proxy Materials or the proxy card when voting. Your vote must be received by 11:59 p.m. EDT on May 20 to be counted.

• BY TELEPHONE. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the proxy card. You must have the 16-digit control number that is on either the Notice of Proxy Materials or the proxy card when voting. Your vote must be received by 11:59 p.m. EDT on May 20 to be counted.

• BY MAIL. Complete and mail your proxy card in the postage prepaid envelope you receive, and return the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than May 21, 2024 to be voted at the Annual Meeting. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted as recommended by our Board and according to the discretion of the proxy holder named in the proxy card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

• AT THE VIRTUAL MEETING. The meeting will be held entirely online. To participate in and vote your shares during the Annual Meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. PDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. PDT, and you should allow ample time for the check-in procedures.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):
•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.
•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
WHAT IF I HAVE TROUBLE ACCESSING THE ANNUAL MEETING VIRTUALLY?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time.
ARRAY TECHNOLOGIES	04	2024 PROXY STATEMENT

Proxy Summary
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the meeting log-in page.
WHAT ARE THE BOARD’S RECOMMENDATIONS ON HOW TO VOTE MY SHARES?
Our Board recommends a vote:
PROPOSAL
1	FOR the election of the Class I director nominees, each for a three-year term.
2	FOR ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2024.
3	FOR approval of named executive officer compensation.
WHO PAYS THE COST FOR SOLICITING PROXIES?
Array will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. This cost also includes support for the hosting of the virtual Annual Meeting. Array may solicit proxies by mail, personal interview, telephone or via the Internet through its officers, directors and other management employees, who will receive no additional compensation for their services.
CAN I CHANGE MY VOTE?
You may revoke your proxy at any time before the Annual Meeting by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending and voting live at the virtual meeting. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.
HOW IS A QUORUM REACHED?
The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, withheld votes and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. If there is no quorum, the chairperson or the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting to another date.
ARRAY TECHNOLOGIES	05	2024 PROXY STATEMENT

Proxy Summary
WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
PROPOSAL 1: ELECTION OF DIRECTORS
Elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. With respect to each nominee, stockholders have the option to vote “FOR” or “WITHOLD.” Abstentions and withheld votes, if any, will not affect the outcome of the vote on this proposal. Proposal 1 is a non-routine matter. Therefore, brokerage firms do not have authority to vote those shares held by the firms in street name for which the underlying beneficial owner has not provided voting instructions for the election of directors. As a result, any shares for which a beneficial owner does not give instructions as to how to vote will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the results of Proposal 1.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
For the ratification of the selection of our independent registered public accounting firm for the year ending December 31, 2024, Proposal 2 must receive the affirmative vote of a majority the shares present in person or represented by proxy and entitled to vote (meaning that, of the shares represented at the meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved). Abstentions will have the same effect as a vote “AGAINST” this proposal. Proposal 2 is a routine matter. Therefore, brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of Proposal 2. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024, the Audit Committee of the Board may reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
For the approval of the Company’s named executive officer compensation, the votes cast FOR must exceed the votes cast AGAINST. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the results of this vote. Proposal 3 is a non-routine matter. Therefore, brokerage firms do not have authority to vote customer’s uninstructed shares held by the firms in street name for this proposal. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the outcome of Proposal 3.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the proxy card to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposal(s). If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.
COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?
As of the date of this proxy statement, the Board did not know of any other matters to be presented for consideration at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION FORM?
It means that your shares may be registered in multiple accounts at the transfer agent or with multiple brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
WHO SHOULD I CALL IF I HAVE ANY ADDITIONAL QUESTIONS?
If you hold your shares directly, please call the Company's Corporate Secretary at (855) 872-2578. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.
Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet.
ARRAY TECHNOLOGIES	06	2024 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 31, 2024 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each Named Executive Officer (as set forth in the Summary Compensation Table below), and all directors and executive officers as a group.
Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after March 31, 2024 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2024, there were 151,726,568 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Array Technologies, Inc., 3901 Midway Place NE, Albuquerque, NM 87109.
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
5% or greater stockholders:
BlackRock, Inc.(1)	17,529,949	11.55
The Vanguard Group(2)	13,886,457	9.15
Hill City Capital(3)	8,840,335	5.83
Electron Capital Partners, LLC(4)	8,198,076	5.40
Norges Bank(5)	7,679,550	5.06
Directors and Named Executive Officers:
Kevin Hostetler(6)	111,258	*
Kurt Wood	—	*
Nipul Patel(7)	13,830	*
Terrance Collins(8)	15,960	*
Neil Manning(9)	6,404	*
Tyson Hottinger(10)	19,512	*
Paulo Almirante(11)	23,320	*
Troy Alstead(12)	36,868	*
Orlando D. Ashford(13)	36,868	*
ARRAY TECHNOLOGIES	07	2024 PROXY STATEMENT

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF SHARES BENEFICIALLY OWNED
Brad Forth(14)	113,555	*
Jayanthi Iyengar(15)	36,342	*
Tracy Jokinen(16)	7,051	*
Bilal Khan	—	—
Gerrard Schmid(17)	48,320	*
All executive officers and directors as a group (14 individuals)	469,288	*
*	Represents beneficial ownership of less than one percent of our outstanding common stock.
1.
This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 24, 2024, reporting ownership as of December 31, 2023. According to this Schedule 13G/A, BlackRock exercises sole voting power over 17,462,739 shares of our common stock and sole dispositive power over 17,529,949 shares of our common stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

2.
This information is based solely on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 13, 2024, reporting ownership as of December 29, 2023. According to this Schedule 13G/A, Vanguard exercises shared voting power over 277,029 shares of our common stock, sole dispositive power over 13,456,554 shares of our common stock and shared dispositive power over 429,903 shares of our common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

3.
This information is based solely on a Schedule 13G/A filed jointly by Hill City Capital Master Fund LP (the “Fund”); Hill City Capital GP LLC (the “General Partner”), which serves as the general partner of the Fund; Hill City Capital LP (the “Investment Manager”), which serves as investment manager of the Fund; Hill City GP LLC (the “Investment Manager GP”), which serves as the general partner of the Investment Manager; and Herbert Frazier, who serves as managing member of the General Partner and the Investment Manager GP (each of whom may be referred to herein as a “Reporting Person” and collectively as the “Reporting Persons”) on February 13, 2024 reporting ownership as of December 31, 2023.The Reporting Persons exercise shared voting and dispositive authority over 8,840,335 shares of our common stock. The principal business address of the Fund is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009. The principal business address of the General Partner, the Investment Manager, the Investment Manager GP and Mr. Frazier is 121 High St, 3rd Floor, Boston, Massachusetts 02110.

4.
This information is based solely on a Schedule 13G filed jointly by Electron Capital Partners, LLC (the “Advisor”) and Ran Zhou on February 14, 2024, reporting ownership as of December 31, 2023. The Adviser serves as the investment manager to each of Electron Global Master Fund, L.P. (the “Global Fund”), Electron Infrastructure Master Fund L.P. (the “Infrastructure Fund”) and several managed accounts (the “Managed Accounts”). The Global Fund directly holds 3,599,448 shares of Common Stock. The Infrastructure Fund directly holds 2,922,814 shares of Common Stock. The Managed Accounts collectively directly hold 1,675,814 shares of Common Stock. The Adviser may be deemed to beneficially own such shares. Mr. Zhou is the managing member of the Adviser and may be deemed to beneficially own such shares. According to this Schedule 13G, the Advisor and Mr. Zhou exercises shared voting power and shared dispositive power over 8,198,076 shares of our common stock. The address of the Advisor and Mr. Zhou is 10 East 53rd Street, 19th Floor, New York, New York 10022.

5.
This information is based solely on a Schedule 13G filed by Norges Bank on January 17, 2023, reporting ownership as of December 31, 2022. According to this Schedule 13G, Norges Bank exercises sole voting power over 7,118,241 shares of our common stock, sole dispositive power of 7,118,241 shares of our common stock and shared dispositive power over 561,309 shares of our common stock. The address of Norges Bank is Bankplassen 2, PO Box 1179 Sentrum, NO 0107 Oslo, Norway.

6.
Consists of (i) 75,464 shares of common stock held directly by Mr. Hosteller, and (ii) 35,794 shares of common stock underlying RSUs held by Mr. Hosteller that will vest within 60 days of March 31, 2024.

7.	Consists of 13,830 shares of common stock held directly by Mr. Patel.
8.	Consists of 15,960 shares of common stock held directly by Mr. Collins.
9.	Consists of 6,404 shares of common stock held directly by Mr. Manning.
10.	Consists of 19,512 shares of common stock held directly by Mr. Hottinger.
11.
Consists of (i) 16,269 shares of common stock held directly by Mr. Almirante, and (ii) 7,051 shares of common stock underlying RSUs held by Mr. Almirante that will vest within 60 days of March 31, 2024.

12.	Consists of (i) 29,817 shares of common stock held directly by Mr. Alstead, and (ii) 7,051 shares of common stock underlying RSUs held by Mr. Alstead that will vest within 60 days of March 31, 2024.
13.	Consists of (i) 29,817 shares of common stock held directly by Mr. Ashford, and (ii) 7,051 shares of common stock underlying RSUs held by Mr. Ashford that will vest within 60 days of March 31, 2024.
14.	Consists of (i) 106,504 shares of common stock held directly by Mr. Forth, and (ii) 7,051 shares of common stock underlying RSUs held by Mr. Forth that will vest within 60 days of March 31, 2024.
15.	Consists of (i) 29,291 shares of common stock held directly by Mr. Iyengar, and (ii) 7,051 shares of common stock underlying RSUs held by Mr. Iyengar that will vest within 60 days of March 31, 2024.
16.	Consists of 7,051 shares of common stock underlying RSUs held by Ms. Jokinen that will vest within 60 days of March 31, 2024.
17.	Consists of (i) 41,269 shares of common stock held directly by Mr. Schmid, and (ii) 7,051 shares of common stock underlying RSUs held by Mr. Schmid that will vest within 60 days of March 31, 2024.
ARRAY TECHNOLOGIES	08	2024 PROXY STATEMENT

Management and Corporate Governance
BOARD COMPOSITION AND STRUCTURE
Our amended and restated certificate of incorporation (the “Certificate of Incorporation”) states that the number of directors serving on our Board shall be fixed by a resolution of the Board. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation, retirement, disqualification or removal. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 66 2⁄3% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy in the Board, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office.
Our Certificate of Incorporation provides that the Board is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors identified below serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Certificate of Incorporation and our amended and restated bylaws (the “Bylaws”), our Class II directors will serve until the 2025 annual meeting of stockholders, our Class III directors will serve until the 2026 annual meeting of stockholders and our Class I directors who are re-elected at the 2024 Annual Meeting will serve until the 2027 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by the Board among the three classes.
The Board is currently comprised of nine members. Below is a list of the names, classifications and ages, as of March 31, 2024, of the individuals who currently serve on our Board.
NAME	AGE	POSITION
Troy Alstead	61	Director (Class I)
Orlando D. Ashford	55	Director (Class I)
Bilal Khan	43	Director (Class I)
Paulo Almirante	59	Director (Class II)
Jayanthi Iyengar	62	Director (Class II)
Tracy Jokinen	55	Director (Class II)
Brad Forth	59	Director (Class III); Chairman
Kevin Hostetler	55	Director (Class III); Chief Executive Officer
Gerrard Schmid	54	Director (Class III)
ARRAY TECHNOLOGIES	09	2024 PROXY STATEMENT

Management and Corporate Governance
BOARD SKILLS MATRIX
The following matrix identifies certain of the skills, qualifications and experience of our directors relevant to our business:
QUALIFICATIONS AND EXPERIENCE	ALMIRANTE	ALSTEAD	ASHFORD	FORTH	HOSTETLER	IYENGAR	JOKINEN	KHAN	SCHMID	TOTAL
Renewable Energy Experience										4
Innovation and Technology										4
Manufacturing and Supply Chain										4
Global Perspective, International										9
Public Company Leadership										7
Regulatory/Government										5
Corporate Governance										9
Risk Management										8
Finance or Financial Reporting										4
Environmental, Social, and Governance (ESG)										8
Cybersecurity										4
DIRECTOR BIOGRAPHIES
Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to the Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.
CLASS I DIRECTOR NOMINEES
Troy Alstead Independent Director

AGE: 61
Troy Alstead is the founder of Ocean5 and Table 47, concepts opened in 2017 for dining, entertainment and events. In February 2016, Mr. Alstead retired from Starbucks Corporation, an American coffee company and coffeehouse chain, after 24 years with the company, having most recently served as Chief Operating Officer. Mr. Alstead served as Chief Operating Officer beginning in 2014. From 2008 to 2014, Mr. Alstead served as that company’s Chief Financial Officer and Chief Administrative Officer. Additionally, Mr. Alstead served as Group President from 2013 until his promotion to Chief Operating Officer. Mr. Alstead joined Starbucks in 1992 and over the years served in a number of operational, general management, and finance roles. Mr. Alstead spent a decade in Starbucks’ international business, including roles as Senior Leader of Starbucks International, President Europe/Middle East/Africa headquartered in Amsterdam, and Chief Operating Officer of Starbucks Greater China, headquartered in Shanghai. Mr. Alstead is also a member of the board of directors of Levi Strauss & Co., Harley-Davidson, Inc., and OYO Global, and he serves on the advisory council of EarthLab, an initiative of the College of the Environment at the University of Washington. Mr. Alstead earned a BA in Business Administration from the University of Washington. Mr. Alstead was nominated to serve on our Board because of his expertise in the areas of finance and operations.

DIRECTOR SINCE: 2020

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Management and Corporate Governance
Orlando D. Ashford Independent Director

AGE: 55
Orlando D. Ashford has been the Chief People Officer of Fanatics Holdings, Inc. (“Fanatics”) since October 2022. Prior to joining Fanatics, Mr. Ashford served as Executive Chairman of Azamara Cruises from March 2021 to October 2022. Prior to joining Azamara, Mr. Ashford served as President of the Holland America Line Inc. at Carnival plc from December 2014 until June 2020. Mr. Ashford oversaw Holland America Line’s sales and marketing, revenue management deployment and itinerary planning, public relations, hotel operations and strategy. Between 2012 and 2014, Mr. Ashford was the President of the Talent business segment at Mercer LLC and Mercer Inc., a global consulting leader and subsidiary of Marsh & McLennan Companies. From 2008 to 2012, Mr. Ashford was the Senior Vice President, Chief Human Resources and Communications Officer for Marsh & McLennan Companies, Inc. Prior to joining Marsh & McLennan Companies, Inc. in 2008, Mr. Ashford served as Group Director of Human Resources for Eurasia and Africa for the Coca-Cola Company and as Vice President of Global Human Resources Strategy and Organizational Development for Motorola, Inc. Mr. Ashford has also held leadership positions with Mercer Delta Consulting, Ameritech and Andersen Consulting. Mr. Ashford chairs the board of directors for the Perrigo Company plc and serves on the board of State Farm Life and Fire. Mr. Ashford has been honored as a Purdue University School of Technology Distinguished Alumnus and received the Seattle Business Magazine 2019 Executive Excellence Award. Mr. Ashford holds a BS and MS in Organizational Leadership and Industrial Technology from Purdue University. Mr. Ashford was nominated to serve on our Board because of his extensive experience serving on public company boards and his experience in addressing talent, culture and human capital issues at the executive level.

DIRECTOR SINCE: 2020

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Management and Corporate Governance
Bilal Khan Independent Director

AGE: 43
Bilal Khan is a Senior Managing Director in the Private Equity Group at Blackstone. Since joining Blackstone in 2009, Mr. Khan has been involved in the execution of several Blackstone investments, including various Sithe Global investments, Fisterra Energy, Transmission Developers, Aypa Power, Onyx Renewables, Legence (f/k/a Therma Holdings LLC) and Array Technologies. Before joining Blackstone, Mr. Khan was an Associate at GTCR Golder Rauner, where he was involved with the analysis and execution of private equity investments in a wide range of industries. Prior to that, Mr. Khan worked in the Mergers and Acquisitions department at Lazard Frères focused on Power & Utilities clients. Mr. Khan received a BS in Applied Economics from Cornell University, where he graduated magna cum laude. He also received an MBA from the Wharton School of the University of Pennsylvania and an MA in International Studies from the University of Pennsylvania. Mr. Khan serves as a Director of Fisterra Energy, Transmission Developers, Aypa Power, Legence, Xpansiv Limited and Irth Solutions. Mr. Khan was nominated to serve on our Board because of his expertise in the energy, utility and industrials sectors.

DIRECTOR SINCE: 2021

CURRENT DIRECTORS NOT STANDING FOR ELECTION AT THE ANNUAL MEETING
Paulo Almirante has served on our Board since August 2021 and has more than 25 years of experience in the energy business, working in various positions in the development, construction and management of wind, hydro, solar, coal and gas assets. Mr. Almirante has served as the Chief Operating Officer for the Engie Group since July 2018 and was appointed Senior Executive Vice President in charge of Renewables, Nuclear and Energy Management and Trading in February of 2021. Mr. Almirante served as Executive Vice President of the Engie Group and member of the Executive Committee responsible for the Brazil, Middle East, South and Central Asia and Turkey; North, South and Eastern Europe; and General Europe Business Units from May 2016 until May 2019. Mr. Almirante was also responsible for the Group Corporate Societal and Environmental Responsibility Department of Engie Group until May 2019. From January 2016 to April 2018, Mr. Almirante was the Chief Executive Officer of Generation Europe for the Engie Group. Mr. Almirante started working in 1991 for EDP in Portugal moving to National Power in the UK in 1996. As of 2000, he became Director of various companies in Portugal and Spain and from 2005 to 2013 he was the International Power Regional Director for Iberia. In 2011, Mr. Almirante was also appointed Chief Operating Officer for GDF Suez Latin America based in Brazil and from 2013 to 2015 he was President of Energy Europe Portugal and Chief Executive Officer of TrustEnergy. Mr. Almirante holds an MSc in Mechanical Engineering from IST – Technical University of Lisbon, a Diploma in Management Studies from the Catholic University of Lisbon and undertook the Global Leadership Development Program at London Business School. Mr. Almirante was a member of the Advisory Committee of the Portuguese Energy Regulator and the Vice-President of the Portuguese Association of Electricity Industry. Because of his extensive expertise in the energy industry, particularly in international markets, Mr. Almirante is well qualified to serve on our Board.
Brad Forth has served as our Board Chair since October 2020 and as the Chair of our predecessor entity since July 2016. Mr. Forth has spent his entire career in the energy industry. Mr. Forth is a Senior Partner at Neos Partners, an investment firm he co-founded in June 2022 focusing on partnering with operating companies within the energy transition and critical infrastructure value chains. Mr. Forth was a Managing Director at Oaktree from 2009 to 2016, after which he served as a Senior Advisor to Oaktree’s GFI Energy Group until March 2021, where he helped the team anticipate growth opportunities in the power, utility and energy sectors, and invest its capital in leading companies, helping management teams to accelerate the growth of their businesses. Mr. Forth had previously been a partner at GFI Energy Group from 2006 to 2009. During his time at Oaktree, and while serving as the Chairman of our Board, Mr. Forth served as our interim Chief Executive Officer for a portion of 2018. Mr. Forth began his career as a design engineer at Power Measurement, Inc. in 1988, where he was responsible for pioneering research in the field of digital power metering and energy management systems. Mr. Forth remained at Power Measurement in various capacities for 18 years, the last nine as its Chief Executive Officer from 1996 to 2005. Mr. Forth has served on the board of directors of Shoals Technologies Group, Inc. since 2017. Mr. Forth received a Bachelor of Electrical Engineering degree from the University of Victoria in Canada. Mr. Forth was a winner of the 2002 Ernst and Young award for “Pacific Entrepreneur of the Year – Technology and Communications” and has been a member of Young Presidents’ Organization since 1998. Because of his long history and expertise in the energy industry, Mr. Forth is well qualified to serve on our Board.
Kevin Hostetler has been our Chief Executive Officer since April 2022. He has over 25 years of global industrial business leadership experience having transformed multiple engineered products and services companies throughout his career. Prior to Array, Mr. Hostetler served as Chief Executive Officer at Rotork, a FTSE 250 company, where he led the company’s Growth Acceleration Program which drove improved margins, capital efficiency and commercial excellence. Prior to joining Rotork in
ARRAY TECHNOLOGIES	12	2024 PROXY STATEMENT

Management and Corporate Governance
February 2018, Mr. Hostetler served as Chief Executive Officer of FDH Velocitel starting in November 2014, leading the engineering and construction services provider through a series of acquisitions to support improvement of aging critical infrastructure, such as bridges, dams, and transmission towers. He was Executive Advisor to Wind Point Partners, a private equity firm focused on growth capital investments and leveraged buyouts in middle-market companies from March 2012 to November 2014. He held ascending leadership roles from 2007 to 2012 at IDEX Corporation, where he served as an officer of the company and the Group President of the Fluid and Metering Technologies Segment and IDEX Asia, which includes operating platforms in energy, water, chemical, food and agriculture. Mr. Hostetler also spent seven years at Ingersoll Rand in progressive P&L leadership and business development roles within the Industrial Technologies Segment. Mr. Hostetler has served on the supervisory board of Esdec Solar Group since January 2023. Mr. Hostetler has a BS in Finance from King’s College and an MBA from New York University-Leonard N. Stern School of Business. Because of his extensive senior leadership experience and comprehensive knowledge of our business, Mr. Hostetler is well qualified to serve on our Board.
Jayanthi (Jay) Iyengar has served on our Board since May 2021. Ms. Iyengar currently serves as Executive Vice President and Chief Technology and Strategic Sourcing Officer for the Oshkosh Corporation, a position she has held since January 2022. She has responsibility for Oshkosh’s vision and strategy to drive the investment, development and deployment of leading-edge technologies, including digital solutions. She is also responsible for global strategic sourcing activities focused on building a supply chain capable of delivering next generation technologies. Ms. Iyengar has over 30 years of international technology experience in the automotive, aerospace and advanced water technology fields, much of which she gained through roles of increasing importance with Fiat Chrysler Automobiles (“FCA”), Eaton Aerospace and Xylem Inc. After starting her career in product development for Delphi/General Motors in 1988, Ms. Iyengar joined FCA in 1997 as a Powertrain Systems Engineer. This was followed by a series of roles of increasing importance in its powertrain division, and in 2005 she was named Senior Manager and Chief Engineer of FCA’s Hybrid Development Center. From 2009 to 2012 Ms. Iyengar served as Global Director, Electrified Powertrains for FCA. In 2012 she joined Eaton Aerospace as Group Vice President Engineering and Technology, and from June 2015 to November 2019 she was the Senior Vice President, Chief Innovation and Technology Officer of Xylem Inc., a leading water technology company. Jay Iyengar holds a BTech in Mechanical Engineering from Mysore University, an MTech in Mechanical Engineering from the Indian Institute of Technology, as well as an MS in Mechanical Engineering from Wayne State University. She has also served on the board of the Institute of Electrical & Electronics Engineers (“IEEE”) Vehicular Technology Society and is a current board member of Engineering Tomorrow, a non-profit focused on promoting STEM education for underprivileged minority high school students. Because of her expertise in the areas of technology and engineering, Ms. Iyengar is well qualified to serve on our Board.
Tracy Jokinen has served on our Board since November 2022. She has over 30 years of finance and accounting experience across various global industries, where she focused on accelerating growth in her role as Chief Financial Officer for both public and private companies. Most recently, Ms. Jokinen was Chief Financial Officer of Vyaire Medical, Inc., a large medical device company from March 2020 to January 2022. She previously held the Chief Financial Officer role at Acelity Inc. from June 2017 until its acquisition by 3M in October 2019. She also served as Chief Financial Officer of G&K Services, Inc., a publicly traded company, which was acquired by Cintas in 2017, from 2014 to 2017. Prior to joining G&K Services, Ms. Jokinen spent most of her career with Valspar Corporation, a global manufacturing company, serving as Corporate Controller and Chief Accounting Officer for four years. Ms. Jokinen currently sits on the Board of Directors at Alamo Group Inc., Vestis Corp, Horton Technologies and Candela Medical, Inc. She holds a BS in Accounting from St. Cloud State University. Because of her financial experience with publicly traded companies, Ms. Jokinen is well qualified to serve on our Board.
Gerrard Schmid has served on our Board since August 2021. Mr. Schmid has more than 20 years of leadership experience in banking, payments, and financial technology. Mr. Schmid currently serves on the board of directors of Ingenico, an Apollo private equity portfolio company that is a global leader in payments point of sale terminals and associated software and services, where he also served as interim co-CEO from January 2023 to April 2023. Additionally, Mr. Schmid currently serves on the boards of Computershare Limited, a global leader in transfer agency, employee equity plans, mortgage servicing, proxy solicitation, stakeholder communications, and other diversified financial and governance services; and Dimensions, a leader in restorative well-being and transformational growth, combining cutting-edge neuroscience and neurobiology with the long-standing traditions of plant medicine. Mr. Schmid also previously served on the board of ISACA, an international professional association focused on IT governance, and cybersecurity certification and training. Previously Mr. Schmid has held several leadership roles. He served as Chief Executive Officer of Diebold Nixdorf Inc. from February 2018 to March 2022. Diebold Nixdorf is a multinational company that produces, installs and services hardware and software systems for the banking, retail and electric vehicle infrastructure sectors. He was previously Chief Executive Officer of D+H Corporation (a global fintech company based in Canada) from 2012 to 2017 and was Chief Operating Officer from 2009 to 2012. In addition, Mr. Schmid was President and Chief Executive Officer of D+H’s Filogix business unit (a mortgage and real estate technology service provider) from 2007 to 2009. Prior to that, he held senior executive roles in banking in the UK and Canada and spent several years at McKinsey & Company (a global management consulting firm), focused on financial services and technology. Mr. Schmid holds a B.Sc. in Aeronautical Engineering from the University of Witwatersrand, South Africa, and a MASc in Aerospace Engineering from the University of Toronto. Because of his experience as a chief executive officer and his global perspective, Mr. Schmid is well qualified to serve on our Board.
Sustainability Matters
At Array, our greatest impact to society and our stakeholders is our contribution to climate action and supporting the global energy transition. As a company dedicated to responsibility and long-term sustainability, we recognize that there are several environmental, social, and governance (“ESG”) areas that create opportunities and risks for our business. The Nominating and Corporate Governance Committee of the Board oversees our sustainability strategy, which aims to understand our stakeholder needs through regular engagement and to prioritize those sustainability topics that pose the greatest risks and opportunities to our business. Included in our strategy is a commitment to communicate transparently on how we drive good governance into every function.
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Management and Corporate Governance
In 2023, we continued to advance our sustainability strategy and reporting. With the growth of our company through international expansion, much of our focus this year was on engaging with our teams in Spain and Brazil to better consolidate the management and collection of sustainability data. Through our sustainability working group and steering committee governance bodies, we worked to roll out enhanced systems for data collection to drive consistency and completeness in our sustainability reporting across our growing global footprint.
With an increase in the number of emerging regulations, we also spent much of 2023 assessing the applicability of these regulations and preparing to meet our climate disclosure and sustainability reporting obligations. We are working to continually improve our procedures and controls for sustainability reporting to meet these regulations, including preparing for future assurance of certain sustainability data under final rule requirements.
We also continued to prioritize stakeholder engagement as our primary means of strategy development. We met regularly with interested investors, customers, suppliers and other stakeholders in 2023 to respond to questions about our current practices, and we continue to align our disclosures with stakeholder requests. Throughout our engagement, we assessed opportunities to enhance sustainability outcomes along our value chain through collaboration, particularly in the areas of climate and social impact. We note that our industry continues to have a strong appetite for sustainability strategy, and we are excited to partner with our suppliers and customers to drive impact across our industry.
Climate strategy in particular is an area where we and our partners are deeply committed to improving data availability and integrated planning. In 2023, we engaged heavily with our suppliers to assess opportunities for net zero climate targets aligned with leading standards like the Science Based Targets initiative (“SBTi”). Throughout this engagement, we observed that other suppliers have their own ambitious strategies for driving collaboration, data availability and climate maturity continue to pose immediate challenges for setting achievable climate targets. We are working diligently to support our value chain partners in improving data availability and aligning strategies to drive decarbonization. We continue to assess the feasibility of setting formal net zero climate targets, and we will continue to share our findings and progress.
Finally, we continued to advance our 2025 sustainability goals in 2023 and monitored our performance across our strategic priorities. As we near our 2025 end date and completion of these goals, we will look to set new targets and drive a strategic process that aligns our business priorities with those of our stakeholders. Below is the current status of our goals, which we will detail further in our full year sustainability disclosures later this year.
THEME	TOPIC	PERFORMANCE METRIC	GOAL	STATUS
Environmental	Solar Energy Deployment	Megawatts Solar Energy Sold (“MW”)	Sell an additional 90,000 MW of solar power by year-end 2025.	On Track: TBC
	Climate Action	Direct (Scope 1+2) Greenhouse Gas Emissions Intensity (“MT CO2e/$MM Revenue”)	Reduce direct emissions intensity 30% from baseline year 2021 by year-end 2025.	Complete: Reduced emissions intensity below the 30% threshold beginning in 2022 and will continue to monitor and manage the intensity trend.
	Energy Management	Percent Renewable Energy in Operations (%)	Source 50% of our direct energy consumption from renewable energy sources by year-end 2025.	On Track: Evaluating opportunities for renewable energy procurement in direct operations.
Social	Employee Health & Safety	Total Recordable Incident Rate (“TRIR”)	Achieve TRIR of <1.5 by year-end 2025	On Track: TBC
	Diversity, Equity, and Inclusion	Total Workforce Female Representation (%)	Increase total workforce female representation by 10% from baseline year 2021 by year-end 2025.	On Track: TBC
	Diversity, Equity, and Inclusion	Non-Executive Management Racial and Ethnic Minority Representation (%)	Increase non-executive management racial and ethnic minority representation 10% from baseline year 2021 by year-end 2025.	On Track: TBC
Governance	Board Composition	Board Female Representation (%)	Increase board female representation 22% from baseline year 2021 by year-end 2025.	Complete: Achieved 22% gender diversity in November 2022.
To review the full extent our current sustainability efforts, including policies, metrics, and programs, please see the sustainability section of our website. We will be publishing updated data for our 2023 performance shortly, targeting May of 2024.
ARRAY TECHNOLOGIES	14	2024 PROXY STATEMENT

Management and Corporate Governance
Board Diversity
As described in our board charters and policies, we value and strive toward a composition of the Board that includes diverse perspectives and skills in order to yield the benefits of a well-rounded governing body. We define diversity through several dimensions, including experience, gender, race, ethnicity, age, independence, background, nationality, and other factors that contribute to well-rounded perspectives. We also seek to have a Board that reflects a range of talents, ages, skills, character and expertise, particularly in the areas most important to us and our corporate mission, sufficient to provide sound and prudent guidance with respect to our operations and interests, including general management, finance, renewable energy, innovation and technology, manufacturing and supply chain, global perspectives, public company leadership, regulatory and government relations, corporate governance, risk management, and ESG initiatives. Following our ESG materiality assessment in 2022, board diversity was identified as a priority topic from our stakeholders and a key focus for ESG strategy. To demonstrate our commitment to stakeholders, we set a goal publicly to improve gender representation of our board by 2025 and welcomed Tracy Jokinen to our board in November 2022. We will continue to prioritize advancing our board nomination practices and a board succession strategy that aims to enhance diversity of background and thought.
BOARD DIVERSITY MATRIX (AS OF MARCH 31, 2024)
TOTAL NUMBER OF DIRECTORS	9
Part I: Gender Identity	Female	Male	Non-binary	Did Not Disclose Gender
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did not disclose demographic background	—	—	—	—
Director Independence
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors and that, in making its independence determinations, the Board will observe all applicable requirements, including the applicable corporate governance listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). Under Nasdaq rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would interfere with their independent judgment in carrying out the responsibilities of a director. In connection with these determinations, the Board reviews information regarding transactions, relationships, and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by Nasdaq rules.
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, and including family relationships, our Board has determined that all eight of the current non-management directors of the Company (Messrs. Almirante, Alstead, Ashford, Forth, Khan, Schmid, Ms. Iyengar and Ms. Jokinen) qualify as “independent” under the corporate governance rules of Nasdaq, that each member of the Audit Committee qualifies as “independent” under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Human Capital Committee qualifies as “independent” under Rule 10C-1 of the Exchange Act. Our Board has not established separate independence requirements beyond those of Nasdaq, the Exchange Act or the Internal Revenue Code of 1986, as amended.
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Management and Corporate Governance
Board Meetings and Attendance
The Board held five meetings during the year ended December 31, 2023. Each of the directors attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during the year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party). The non-employee directors met in executive session during each of the regularly scheduled Board meetings during the year ended December 31, 2023.
The Board has adopted a policy requiring that members of the Board make every effort to attend our annual stockholder meetings. The 2023 Annual Meeting was attended by all nine of the directors then serving on the Board.
Board Leadership Structure
Our current Board leadership structure separates the positions of Chief Executive Officer and Chairman of the Board, although we do not have a corporate policy requiring that structure. The Board believes that this separation is appropriate for the organization at this time, because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. Our Chief Executive Officer, who is also a member of our Board, is primarily responsible for our operations and strategic direction, while our independent Board Chair is primarily focused on matters pertaining to corporate governance, including management oversight and strategic guidance. While the Board believes that this is the most appropriate structure at this time, the Nominating and Corporate Governance Committee evaluates the Board leadership structure annually and may recommend alterations of this structure in the future.
Because of the role of the Board, the Audit Committee, and the Nominating and Corporate Governance Committee in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to Array’s operations. The Board acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.
The Board’s Role in Risk Oversight
The Board plays an important role in risk oversight at Array through direct decision-making authority with respect to significant matters, as well as through the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board and its committees on topics relating to the risks that Array faces; (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions; (3) the direct oversight of specific areas of Array’s business by the Audit, Human Capital and Nominating and Corporate Governance Committees; and (4) regular periodic reports from the auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant matters impacting Array to the attention of the Board.
Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and Array’s independent registered public accounting firm, Array’s system of internal controls, its critical accounting practices, and policies relating to financial risk assessment and management. As part of this process, the Audit Committee discusses Array’s major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding accounting, internal accounting controls, auditing and compliance matters.
Pursuant to the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee is responsible for reviewing and discussing with management the Company’s compliance and corporate governance risks, including cybersecurity risks, and the policies, guidelines and processes by which management assess and manages those risks.
BOARD COMMITTEES
The Board has a standing Audit Committee, Human Capital Committee and Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees is described more fully below. Each committee operates pursuant to a written charter, reviews and assesses the adequacy of its charter periodically and submits its charter to the Board for approval. The charters for each committee are all available on our investor relations website ir.arraytechinc.com under the “Governance Highlights” section found under the “Corporate Governance” tab.
ARRAY TECHNOLOGIES	16	2024 PROXY STATEMENT

Management and Corporate Governance
The following table describes which directors currently serve on each of the committees.
NAME	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	HUMAN CAPITAL COMMITTEE	AUDIT COMMITTEE
Paulo Almirante
Troy Alstead(1)(2)			(3)
Orlando D. Ashford(2)		(3)
Brad Forth(4)	(3)
Kevin Hostetler
Jayanthi Iyengar
Tracy Jokinen(1)
Bilal Khan(2)
Gerrard Schmid
1.	Audit Committee Financial Expert.
2.	Nominated for re-election at the 2024 Annual Meeting of stockholders. See Proposal 1.
3.	Committee Chair.
4.	Board Chair.
Audit Committee
Our Audit Committee is composed of Paulo Almirante, Troy Alstead, Tracy Jokinen and Gerrard Schmid, with Mr. Alstead serving as Chair of the committee. The composition of our Audit Committee currently meets the requirements for independence under current rules and regulations of the SEC and Nasdaq. Our Board has determined that Troy Alstead and Tracy Jokinen each qualify as an “audit committee financial expert” as defined by applicable federal securities laws and regulations and has the requisite financial sophistication as defined under the applicable Nasdaq rules.
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from us; (3) reviewing with our independent registered public accounting firm the matters required to be reviewed by applicable auditing requirements; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our internal controls, disclosure controls and procedures and compliance with legal and regulatory requirements; (7) reviewing and approving related party transactions; and (8) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, auditing and federal securities law matters.
During the year ended December 31, 2023, the Audit Committee met 13 times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Troy Alstead, Orlando Ashford, Brad Forth and Jayanthi Iyengar, with Mr. Forth serving as Chair of the committee. The composition of our Nominating and Corporate Governance Committee currently meets the requirements for independence under current rules and regulations of the SEC and Nasdaq.
The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board; (2) overseeing the organization of our Board to discharge the board’s duties and responsibilities properly and efficiently; (3) developing and recommending to our Board a set of corporate governance guidelines and principles; (4) overseeing the Company’s ESG-related efforts; (4) reviewing and discussing with management the Company’s the process for assessing and managing non-financial enterprise risks, including cybersecurity risks, and (5) developing and recommending to our Board a succession plan for the position of Chief Executive Officer (“CEO”).
In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee takes into account each candidate’s ability, judgment and diversity, including gender, racial and ethnic diversity, age, skills, experience, including business, financial and academic backgrounds, and such other factors as it deems appropriate, as well as the overall diversity and composition of our Board. We also value experience on other public company boards of directors and board committees.
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Management and Corporate Governance
The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and our Board to conclude each such director should continue to serve as a director of our Company. Our Nominating and Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
During the year ended December 31, 2023, the Nominating and Corporate Governance Committee met four times.
Human Capital Committee
Our Human Capital Committee is composed of Orlando D. Ashford, Tracy Jokinen, Bilal Khan and Gerrard Schmid, with Mr. Ashford serving as Chair of the committee. The composition of our Human Capital Committee currently meets the requirements for independence under current rules and regulations of the SEC and Nasdaq. Each member of the Human Capital Committee is also a “non-employee director,” as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
The Human Capital Committee is responsible for, among other matters: (1) reviewing officer and executive compensation goals, policies, plans and programs; (2) reviewing and approving, or recommending to our Board or the independent directors, as applicable, the compensation of our directors, Chief Executive Officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our officers and other key executives; (4) appointing and overseeing any compensation consultants; and (5) assisting the Board in human capital management, including corporate culture, diversity and inclusion, recruiting, retention, talent management, and career development. In addition, the Human Capital Committee may delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as it deems appropriate, so long as any such committee is comprised entirely of independent directors and has a written charter.
During the year ended December 31, 2023, the Human Capital Committee met six times.
Compensation Consultant
The Human Capital Committee has engaged Pay Governance as its independent compensation consultant. Pay Governance provides analysis and recommendations to the Human Capital Committee regarding:
•	trends and emerging topics with respect to executive compensation;
•	peer group selection for executive compensation benchmarking;
•	compensation practices of our peer group;
•	compensation programs for our executive officers, and non-employee directors; and
•	equity plan design and stock utilization and related metrics.
When requested, Pay Governance consultants attend meetings of the Human Capital Committee, including executive sessions in which executive compensation-related matters are discussed without the presence of management. Pay Governance reports to the Human Capital Committee and not to management, although Pay Governance meets with management for the purpose of gathering information for its analyses and recommendations.
In determining to engage Pay Governance, the Human Capital Committee considered the relevant independence factors under Nasdaq rules. All of Pay Governance’s services in 2023 pertained to executive compensation consulting services to the Human Capital Committee. Pay Governance did not provide any direct services to management.
Human Capital Committee Interlocks and Insider Participation
None of the members of our Human Capital Committee has at any time during the prior fiscal year been one of our executive officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers serving as a member of our Board or Human Capital Committee.
Code of Business Conduct
We adopted, effective upon the consummation of our initial public offering (“IPO”), a written code of business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of the Code of Business Conduct is available on our website at ir.arraytechinc.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.
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Management and Corporate Governance
Policy Against Hedging and Pledging of Stock
Our insider trading policy prohibits our directors, officers and employees from holding our common stock in a margin account or entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.
Clawback Policy
In accordance with the requirements of the Dodd-Frank Act, SEC rules and Nasdaq listing standards, we maintain a clawback policy that requires recoupment of erroneously-awarded incentive compensation received by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under applicable securities laws, without regard to any fault or misconduct.
Stock Ownership Guidelines
Our Board has adopted Stock Ownership Guidelines designed to assist in aligning the financial interests of our executive officers and directors with our stockholders and to promote sound corporate governance practices. Each executive officer and director subject to the guidelines is expected to hold Company stock, including unvested restricted stock or restricted stock units, with a value equal to the following:
•	for non-executive directors who receive compensation, three times the base annual retainer;
•	for our Chief Executive Officer, six times his or her annual base salary; and
•	for executive officers other than our Chief Executive Officer, three times his or her annual base salary.
Common stock underlying restricted stock units (“RSUs”) and deferred shares or share units held by directors and executive officers is considered owned for purposes of determining stock ownership levels under the Stock Ownership Guidelines. Common stock underlying unexercised stock options and unearned performance-based equity awards does not count toward satisfaction of the guidelines. An executive officer or director who does not meet the minimum holding requirement must retain 50% of the net number of shares acquired upon vesting or settlement of equity awards or exercise of stock options until compliance with the Stock Ownership Guidelines is attained.
Executive officers and directors are expected to comply with the guidelines by the later of (i) June 8, 2026 (or, in the case of non-executive directors, the 2025 annual meeting of stockholders), or (ii) within five years from the date the individual becomes an executive officer or director, as applicable, is promoted to a position that causes the executive officer or director to be subject to a greater ownership requirement or is otherwise designated as a covered individual. Upon achieving his or her respective minimum ownership requirement, each executive officer and director must continue to maintain the minimum ownership requirement at all times during a given calendar year and for so long as the executive officer and director remains subject to the guidelines.
As of December 31, 2023, all of our executive officers and directors were in compliance with the guidelines.
Cap on Payouts Under Our Incentive Plans
As described below under “Compensation Discussion and Analysis—2023 Plan Design” and “Compensation Discussion and Analysis—Long-Term Stock Incentive Awards,” with respect to 2023, annual incentive bonus payouts under our leadership incentive plan and overall performance stock unit payouts were each subject to a maximum of 200% of target.
Board and Committee Annual Performance Reviews
Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reporting annually to the Board an evaluation of the overall performance of the Board based on individual peer and self-evaluations of our directors. In addition, the written charters of the Audit Committee, Human Capital Committee and Nominating and Corporate Governance Committee provide that each such committee shall evaluate its performance on an annual basis using criteria that it has developed and shall report to the Board on its findings.
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Management and Corporate Governance
STOCKHOLDER ENGAGEMENT
We have actively engaged with stockholders to identify and understand matters important to them. Our Chief Executive Officer and management team are directly involved in these efforts, which are reported to the Board. Following our 2023 Annual Meeting, we met with institutional stockholders representing approximately 35% of our shares to, among other things, discuss our governance policies, and practices, solicit feedback and ensure that we had insight into the issues that were most important to our stockholders so that we could better understand their perspectives. These figures are based on the number of shares outstanding as of the end of 2023. In the course of eight meetings with our institutional stockholders, we received valuable feedback on the following issues:
•	our Board structure and composition, including our classified Board structure;
•	supermajority voting requirements for the removal of directors and the amendment of our Bylaws and Certificate of Incorporation; and
•	our compensation philosophy for our executive team.
Array was represented at these engagements by our Chief Executive Officer and Chief Legal Officer, who report on stockholders engagement activity and provide feedback directly to the Nominating and Corporate Governance Committee of the Board.
As a result of these meetings, the Human Capital Committee of our Board has undertaken to review the metrics used in the design of our 2024 performance-based long-term incentive plan to better align with what our investors would like to see as measures of performance in our industry, including the possibility of a return-based metric.
Additionally, we intend to engage the Board on whether and when it would be appropriate to consider a management proposal to phase-out our classified Board structure in the future.
ARRAY TECHNOLOGIES	20	2024 PROXY STATEMENT

EXECUTIVE OFFICERS
Below is a list of the names, ages as of March 31, 2024 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.
NAME	AGE	POSITION(S) HELD
Kevin Hostetler	55	Chief Executive Officer, Director
Kurt Wood	49	Chief Financial Officer
Terrance Collins	55	Chief Human Resources Officer
Neil Manning	53	Chief Operations Officer
Tyson Hottinger	43	Chief Legal Officer
Travis Rose	50	Chief Revenue Officer
James Zhu	62	Chief Accounting Officer
EXECUTIVE OFFICER BIOGRAPHIES
Kevin Hostetler’s biography is included under “Management and Corporate Governance—Director Biographies” above.
Kurt Wood joined the Company as Chief Financial Officer in November 2023. Mr. Wood is an accomplished financial executive with more than 20 years of experience developing and deploying financial strategies to support and drive global expansion and growth. Prior to joining the Company, Mr. Wood most recently served as an advisor to Brunswick Corporation from April 2022 to November 2023 as well as Chief Financial Officer for Berkeley Lights from March 2021 to April 2022. Prior to that Mr. Wood served as Corporate Vice President of Finance and Treasury at Micron Corporation (“Micron”) from February 2019 to October 2020. Prior to Micron, Mr. Wood was the Chief Financial Officer and Treasurer of DriveTime Automotive Group, consisting of DriveTime and Bridgecrest Acceptance. Previously, Mr. Wood has also held senior finance roles at True North Venture Partners, LP (where he served as Chief Financial Officer and Partner) and at First Solar (where he served as Vice President, Financial Planning & Analysis). Mr. Wood holds a BBA in Finance from the Kelly School of Business at Indiana University.
Terrance Collins joined the Company as Chief Human Resources Officer in August 2022. Mr. Collins oversees all aspects of human resources including recruitment and succession planning, learning and development, recognition and retention, diversity and inclusion, and total rewards. He has more than 25 years of experience in human resources and cross-functional leadership positions in multiple industries including global manufacturing, wireless technology, engineered products, professional services, and wholesale distribution. Before joining Array, Terrance served from April 2018 to August 2022 as Executive Vice President of HR for Manitowoc Company, a global manufacturer of cranes and lifting equipment. He has also held leadership positions at FDH Velocitel, Zebra Technologies, IDEX Corporation and US Foods. He holds a BS in Business Administration from Towson University.
Neil Manning joined the Company as Chief Operations Officer in January 2023. Mr. Manning leads Array’s global integrated supply chain strategy including procurement, manufacturing operations, logistics, planning, quality and business systems. He joined Array from Rotork plc where he served as Managing Director of Oil & Gas from November 2020 to January 2023 and Group Director of Rotork’s Site Services Business from November 2018 to November 2020. From March 2018 to November 2018, Mr. Manning was Senior Vice President at Velocitel, a wireless infrastructure services company where he led site development services. Prior to this, Neil led SiteSafe, a field services company, through a multi-year turnaround. Earlier in his career, Mr. Manning headed Business Development and Operations teams at Corning, an optical glass manufacturer, and Sprint Nextel, a telecommunications company. Mr. Manning holds a BS in Mechanical Engineering from Rensselaer Polytechnic Institute and an MBA from Virginia Tech.
Tyson Hottinger joined the Company in June 2021 as Chief Legal Officer from Maschoff Brennan, where he represented technology and manufacturing companies while serving as a member of the executive management committee, as well as deputy general counsel and a managing shareholder since 2011. Throughout his career,
ARRAY TECHNOLOGIES	21	2024 PROXY STATEMENT

EXECUTIVE OFFICERS
Mr. Hottinger has served as a trusted strategist for clients ranging from startups to large, established companies with experience driving strategic initiatives, identifying growth opportunities, and managing international legal strategies. Mr. Hottinger holds a BBA in Finance from the University of Utah and a JD from the University of Utah’s S.J. Quinney College of Law.
Travis Rose joined the Company in April 2017 as Vice President of Sales for North America before being appointed to his current role as Chief Revenue Officer in January 2022. Mr. Rose is responsible for sales as well as global applications engineering. Mr. Rose brings 25 years of sales and commercial experience. Prior to joining Array, Mr. Rose led sales for SMA America, a global market leader in solar inverters from November 2012 to April 2017. He has also held various leadership roles within the solar industry. Mr. Rose holds a BBA in Marketing from the University of Texas and an MBA from Colorado State University.
James Zhu joined the Company in December 2023 as Senior Vice President of Finance and Accounting before being appointed to his current role as Chief Accounting Officer in March 2024. Prior to joining Array, Mr. Zhu served as the Chief Financial Officer of Nutcracker Therapeutics, Inc. from June 2020 to August 2023 and Chief Financial Officer of VoloAgri Group, Inc. from July 2012 to January 2020. Mr. Zhu also served as Chief Accounting Officer of First Solar, Inc. from 2009 to 2012, having joined First Solar as Vice President, Corporate Controller in 2007, and before which time he held the Corporate Controller role at Salesforce, Inc. Mr. Zhu worked at Chiron Corporation prior to joining Salesforce, Inc. and started his career in KPMG’s Assurances Practice. Mr. Zhu holds a BA in Political Economics from Guangxi University and an MBA from Golden Gate University.
ARRAY TECHNOLOGIES	22	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis, “Named Executive Officers” or “NEOs” refers to the following executive officers:
NAMED EXECUTIVE OFFICER	TITLE
Kevin Hostetler	Chief Executive Officer
Kurt Wood(1)	Chief Financial Officer
Nipul Patel(2)	Former Chief Financial Officer
Terrance Collins	Chief Human Resources Officer
Neil Manning(3)	Chief Operations Officer
Tyson Hottinger	Chief Legal Officer
1.	Mr. Wood joined the Company as Chief Financial Officer on November 13, 2023.
2.	Mr. Patel stepped down from his role as Chief Financial Officer on November 13, 2023 and terminated employment with the Company on January 19, 2024.
3.	Mr. Manning joined the Company as Chief Operations Officer on January 30, 2023.
EXECUTIVE OFFICER TRANSITIONS
On January 26, 2023, we announced that Mr. Manning was appointed to the position of Chief Operations Officer, effective as of January 30, 2023. In connection with Mr. Manning’s appointment, we entered into an offer letter (the “Manning Offer Letter”) with him setting forth certain terms of his employment with the Company. Under the terms of the Manning Offer Letter, Mr. Manning is entitled to receive (i) an initial annual base salary of $375,000, (ii) an annual incentive bonus at a target level of 60% of his base salary, based on the achievement of Company performance metrics and Mr. Manning’s individual performance, in each case, as determined by the Board or the Human Capital Committee, (iii) a cash bonus equal to the actual 2022 annual bonus to which he would have been entitled from his previous employer and (iv) a one-time cash bonus of $75,000 to assist with relocation expenses, subject to repayment by Mr. Manning if his employment is terminated for cause or if he resigns without good reason within 24 months of his employment commencement date.
The Manning Offer Letter also provides that Mr. Manning is eligible to receive an annual grant under our 2020 Long-Term Incentive Plan, in the discretion of the Board or the Human Capital Committee, with a target grant date fair value of $500,000, 50% of which was granted in the form of performance stock units (“PSUs”), subject to cliff vesting after a three-year performance period contingent upon the achievement of Company performance criteria determined by the Board or the Human Capital Committee, and 50% of which was granted in the form of RSUs, subject to time-based vesting in three equal annual installments beginning on the first anniversary of the grant date, generally subject to Mr. Manning’s continued employment with us through the applicable vesting date. Mr. Manning also received an initial equity grant under the 2020 Long-Term Incentive Plan upon the commencement of his employment, with a grant date fair value of $250,000, 100% of which was granted in the form of RSUs, as further described below under “—Long-Term Incentive Awards.”
Mr. Manning is entitled to severance upon the termination of his employment in certain circumstances pursuant to our executive severance and change in control plan (the “Executive Severance Plan”), as further described below under “—Potential Payments Upon Termination or Change in Control.”
On November 2, 2023, we announced that Mr. Wood was appointed to the position of Chief Financial Officer, effective as of November 13, 2023. In connection with Mr. Wood’s appointment, Mr. Patel transitioned from Chief Financial Officer to an advisory role through January 19, 2024. On November 3, 2023, we entered into a
ARRAY TECHNOLOGIES	23	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Transition and Separation Agreement with Mr. Patel, pursuant to which he continued to receive his base salary during this transition period and was eligible to receive an annual cash bonus for 2023, subject to the attainment of the performance metrics associated with such bonus. Mr. Patel was also entitled to receive severance under the Executive Severance Plan following the termination of his employment on January 19, 2024.
In connection with Mr. Wood’s appointment, we entered into an offer letter (the “Wood Offer Letter”) with him setting forth certain terms of his employment with the Company. Under the terms of the Wood Offer Letter, Mr. Wood is entitled to receive (i) an initial annual base salary of $475,000, (ii) an annual incentive bonus beginning in 2024 at a target level of 75% of his base salary, based on the achievement of Company performance metrics and Mr. Wood’s individual performance, in each case, as determined by the Board or the Human Capital Committee and (iii) a one-time cash bonus of $300,000, subject to pro-rated repayment by Mr. Wood if his employment is terminated for cause or if his employment terminates in connection with a voluntary resignation within 24 months of his employment commencement date.
The Wood Offer Letter also provides that Mr. Wood is eligible to receive an annual grant under our 2020 Long-Term Incentive Plan, in the discretion of the Board or the Human Capital Committee, as well as an initial equity grant under the 2020 Long-Term Incentive Plan in March 2024, with a grant date fair value of $1,500,000 (the “Wood Initial Equity Grant”). 50% of the Wood Initial Equity Grant was granted in the form of PSUs, subject to cliff vesting after a three-year performance period contingent upon the achievement of Company performance criteria determined by the Board or the Human Capital Committee, and 50% of the Wood Initial Equity Grant was granted in the form of RSUs, subject to time-based vesting in three equal annual installments beginning on the first anniversary of the grant date, generally subject to Mr. Wood’s continued employment with us through the applicable vesting date.
In determining the compensation payable to Mr. Manning and Mr. Wood in connection with their commencement of employment with us, our Human Capital Committee reviewed compensation peer group data provided by Pay Governance, as described below, the value of incentives that each of Mr. Manning and Mr. Wood was forfeiting at his previous employer in order to join us, as well as each of Mr. Manning’s and Mr. Wood’s experience and expected contributions to the Company.
COMPENSATION BEST PRACTICES AND POLICIES
Our executive compensation program reflects our commitment to compensation governance and alignment of pay with Company performance, while allowing us to attract and retain highly-qualified executives. Our program is designed to motivate our executives to achieve important business objectives and to reward them for creating long-term value for our stockholders by delivering superior operational and financial performance.
Our executive compensation program includes features that we believe effectively align the interests of our executives with those of our stockholders and does not include features that we believe may result in misalignment. Important features of our executive compensation program are provided in the following table:
WHAT WE DO
We do conduct an annual review of our compensation strategy, including a risk assessment of our executive compensation practices
We do maintain a compensation philosophy that generally targets total direct compensation for our NEOs within a competitive market range of the market 50th percentile

We do maintain a clawback policy that requires recoupment of excess incentive compensation paid to current or former executive officers if amounts were based on material noncompliance with any financial reporting requirement that causes an accounting restatement

We do base short-term and long-term incentive awards primarily on quantitative metrics, including a mix of absolute and relative metrics

We do maintain compensation plans designed to align our executive compensation program with long-term stockholder interests, including maintaining robust stock ownership guidelines for our executive officers

We do retain an independent compensation consultant that does not perform any services for management (retained by and reporting to our Human Capital Committee)
WHAT WE DON'T DO
We don’t allow our executives to hedge, sell short or hold derivative instruments tied to our shares (other than compensatory options issued by us)
We don’t allow our executive officers to pledge Company shares
We don’t provide for tax gross-ups in our current change in control agreements
We don’t provide for liberal share counting in our 2020 Long-Term Incentive Plan
We don’t allow repricing of underwater stock options without stockholder approval
We don’t provide any significant perquisites to our NEOs
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COMPENSATION DISCUSSION AND ANALYSIS
THE ROLE OF OUR HUMAN CAPITAL COMMITTEE
Our executive compensation program is administered by our Human Capital Committee. All the members of our Human Capital Committee are independent as required by Nasdaq and are “non-employee directors” as defined by Rule 16b-3 under the Exchange Act. Our Human Capital Committee currently consists of four members: Orlando D. Ashford (Chair), Tracy Jokinen, Bilal Khan, and Gerrard Schmid. Our Human Capital Committee’s responsibilities include, among other things, the following:
•
reviewing and approving Company goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	reviewing and approving the compensation of all executive officers, including our Named Executive Officers;
•	reviewing and making recommendations to the Board regarding the adoption, amendment or termination of incentive compensation and equity-based plans;
•
administering the Company’s incentive compensation and equity-based plans, including determining service providers to whom awards will be granted, the amount of the award or equity to be granted, and the terms and conditions applicable to each award or grant;

•
monitoring the effectiveness of the Company’s non-equity-based benefit plan offerings and approving, amending, ratifying or interpreting the terms of, or terminating, such non-equity based benefit plans;

•	reviewing, approving and administering any clawback policy or similar provisions allowing for the recovery of compensation paid to certain employees;
•	approving the composition of the Company’s peer group used for market comparison for executive compensation;
•	reviewing and discussing with management the Company’s compensation policies and practices to produce our Human Capital Committee report included in this proxy statement;
•
reviewing and making recommendations to the Board regarding employment agreements and any severance arrangements or plans for the CEO or other executive officers, including the ability to adopt, amend, and terminate such agreements, arrangements or plans;

•	determining stock ownership guidelines for the Chief Executive Officer and other executive officers and monitoring compliance with such guidelines;
•
assisting the Board in its oversight of human capital management, including corporate culture, diversity and inclusion, recruiting, retention, attrition, talent management, career development and progression, succession, and employee relations;

•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;
•
reviewing and recommending to the Board for approval the frequency with which the Company will conduct an advisory stockholder vote on executive compensation required by Section 14A of the Exchange Act;

•	reviewing annually all director compensation and benefits for service on the Board and committees of the Board and recommending any changes to the Board as necessary; and
•
performing such general oversight and investigation functions related to Company compensation inherent to the responsibilities designated in our Human Capital Committee’s charter or set forth in resolutions of our Board.

THE ROLE OF MANAGEMENT
Although the Human Capital Committee has the responsibility to approve compensation for our NEOs, management also plays a role in the executive compensation process. Specifically, our Chief Executive Officer is involved in the design and implementation of our executive compensation program as it applies to his direct reports. He is typically present at Human Capital Committee meetings, except that he is not present when the Human Capital Committee deliberates or votes on his compensation arrangements in executive session. Our Chief Executive Officer reviews the individual performance of each executive officer annually and makes recommendations to our Human Capital Committee regarding the compensation arrangements of the executive officers (other than himself).
THE ROLE OF THE COMPENSATION CONSULTANT
Our Human Capital Committee has the authority, in its sole discretion, to retain and terminate compensation consultants, outside legal counsel and other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. The Human Capital Committee retained Pay Governance to serve as its independent compensation consultant for 2023. Pay Governance was engaged to provide analysis and recommendations to the Human Capital Committee regarding: (i) trends and emerging topics with respect to executive compensation; (ii) peer group selection for executive compensation benchmarking; (iii) compensation practices of our peer group; (iv) compensation offers and programs for our executive officers (including our Chief Executive Officer), non-employee director programs, and equity-based compensation programs for our employees; and (v) stock utilization and related metrics. The Human Capital Committee has the sole authority to modify or approve Pay Governance’s compensation, determine the nature and scope of its services, evaluate its performance, terminate its engagement, and hire a replacement or additional consultant at any time. No other consulting firm made recommendations to the Human Capital Committee or to management on the peer group composition or on the form, amount or design of executive compensation in 2023.
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COMPENSATION DISCUSSION AND ANALYSIS
Pay Governance consultants regularly attend meetings of the Human Capital Committee, including executive sessions in which executive compensation related matters are discussed without the presence of management. In 2023, Pay Governance attended all regularly scheduled and special meetings of the Human Capital Committee. Pay Governance reports to the Human Capital Committee and not to management, although Pay Governance meets with management for purposes of gathering information for its analyses and recommendations. The Human Capital Committee reviewed the independence of Pay Governance and concluded that it is independent and that its work for the Human Capital Committee does not raise any conflicts of interest.
COMPENSATION PHILOSOPHY AND OBJECTIVES
As we continue to mature, the objective of the Array executive compensation program, and the Company’s Total Rewards philosophy continues to be focused on aligning the interests and behaviors of the senior leadership team with the interests of our stockholders. The program is constructed with the flexibility to be competitive and motivational for our executive team members, while being subject to the centralized design, approval, and control of our Human Capital Committee and containing the following elements:

Periodically, our Human Capital Committee reviews the objectives and components of our executive compensation program to ensure they are appropriate and achieve their intended purpose, while allowing us to keep compensation costs manageable. To establish compensation parameters for our executive officers, including our Named Executive Officers, our Human Capital Committee evaluates the information provided by our compensation consultant relative to a compensation peer group (discussed below), including each element of compensation separately and the target total direct compensation (the combined value of annual base salary, target annual incentives and long-term incentive grants (at target, with respect to performance-based awards)) for each executive officer.
It is our belief that while the market 50th percentile generally represents a desirable benchmark for each of the components of our compensation program at target, with respect to annual incentives and long-term incentives, actual compensation may exceed the market 50th percentile in the event of strong Company or individual performance. Due to the performance-based structure of the target compensation opportunity provided to our Named Executive Officers, the actual value of compensation delivered to our executives may be higher or lower than target based on Company and individual performance. Our Human Capital Committee determined that our process for determining executive compensation is aligned with stockholder interests, with the majority of executive pay being at-risk and contingent on Company or stock price performance.
CONSIDERATIONS
In making compensation determinations relative to our executive officers, our Human Capital Committee takes into account the following important considerations:
Company Results
We believe that the compensation provided to our executive officers should be closely related to the Company’s overall results as measured against goals approved by our Board each year. Our Human Capital Committee evaluates each individual executive officer’s overall contribution to the Company’s ongoing and long-term performance and approves performance targets, which include financial and operational measures. The Human Capital Committee also establishes incentive compensation targets for each individual executive officer, expressed as a percentage of annual base salary.
ARRAY TECHNOLOGIES	26	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Competitive Benchmarking
Our Human Capital Committee considers competitive industry data in making executive pay determinations and utilizes an executive compensation benchmarking peer group of companies (“compensation peer group”) comprised of companies our Human Capital Committee considers to be appropriate for benchmarking compensation based on comparability in revenue size, growth trajectory and industry fit. For the year ended December 31, 2023, the compensation peer group included 17 companies:
•	Enphase Energy, Inc.;
•	ESCO Technologies Inc.;
•	First Solar, Inc.;
•	Franklin Electric Co., Inc.;
•	FTC Solar, Inc.;
•	Generac Holdings Inc.;
•	Gibraltar Industries, Inc.;
•	Lindsay Corporation;
•	Littelfuse, Inc.;
•	Novanta Inc.;
•	Power Integrations, Inc.;
•	Shoals Technologies Group, Inc.;
•	SolarEdge Technologies, Inc.;
•	SolarWinds Corporation;
•	SunPower Corporation;
•	Sunrun Inc.; and
•	The Timken Company.
For 2024, the compensation peer group was reviewed and evaluated by the Human Capital Committee with the input of Pay Governance. Based on an analysis by Pay Governance, the Human Capital Committee decided to remove Novanta Inc. and SolarWinds Corporation from the compensation peer group for 2024 and add Fluence Energy, Inc. and Nextracker Inc.
The Human Capital Committee will review and refine the compensation peer group periodically to reflect the Company’s growth, evolving business model and other relevant factors.
COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
In order to achieve the objectives of our executive compensation program, we have developed a balanced compensation package generally consisting of base salary, annual incentive bonus and long-term incentive stock awards. The Human Capital Committee reviews the structure and amount of these elements in the first quarter of each year in light of Company and individual performance, recommendations from management and other relevant information, including prior compensation history and outstanding long-term compensation arrangements. From time to time, our Human Capital Committee may vary the composition and structure of the compensation program, the allocation among components and the criteria associated with each component. The utilization of both cash and equity components in our executive compensation program is intended to balance the reward associated with short-term performance with the potential for achieving longer term results, as well as to support effective retention. Our Human Capital Committee reviews the components of our compensation program together to determine the appropriate mix of compensation, including the level of fixed versus variable compensation and the percentage of compensation that is performance-based. Our Human Capital Committee utilized information provided by Pay Governance in analyzing each component and the mix of these components as compared to our compensation peer group. Each one of these elements of compensation serves a particular purpose, as discussed below.
ARRAY TECHNOLOGIES	27	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
For 2023, our executive compensation program consisted of three components:
•	base salaries;
•	annual incentive bonuses; and
•	long-term stock-based incentive compensation.
In addition, Mr. Wood received additional cash and bonuses in respect of amounts forfeited at his previous employer, and Mr. Manning received a cash payment for relocation expenses and an equity award in respect of awards forfeited at his previous employer, as further described above under “—Executive Officer Transitions.” Each of our Named Executive Officers is also provided with severance protections, including “double trigger” severance in connection with a change in control of the Company.
For 2023, the target pay mix for our Chief Executive Officer and for all other Named Executive Officers was predominantly comprised of at-risk compensation, as the overwhelming majority of target pay was in the form of the annual bonus opportunity and long-term stock-based incentive compensation.

1.	Excludes any one-time cash and equity awards made to Messrs. Wood and Manning in connection with their commencement of employment, as further described under “—Executive Officer Transitions” above.
BASE SALARIES
Base salaries compensate our executive officers for services rendered and are set in proportion to the job responsibilities of each individual. An executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience and the base salaries of similarly situated executives at companies in our compensation peer group. The salaries of our executive officers are generally reviewed following the end of each fiscal year and are eligible for adjustment in recognition of individual performance and to reflect our desired position in the competitive market. We seek to compensate for market movement of salaries in our compensation peer group, utilizing data provided by Pay Governance relative to peer group practices, general industry compensation surveys and competitive trends.
The following are the base salaries for our Named Executive Officers for the 2023 calendar year.
NAME	2023 BASE SALARY ($)
Kevin Hostetler	850,000
Kurt Wood(1)	475,000
Nipul Patel	385,000
Terrance Collins	410,000
Neil Manning(2)	375,000
Tyson Hottinger	375,000
1.	The base salary amount for Mr. Wood was effective upon the commencement of his employment with us on November 13, 2023.
2.	The base salary amount for Mr. Manning was effective upon the commencement of his employment with us on January 30, 2023.
ARRAY TECHNOLOGIES	28	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Other than Mr. Collins and Mr. Hottinger, each of whom received a salary adjustment as determined by the Human Capital Committee based on compensation peer group data and recommendations provided by Pay Governance, none of our executive officers received any salary increases in 2023.
Changes for 2024. In early 2024, our Human Capital Committee conducted its annual review of our executive team’s compensation, including evaluating their performance and reviewing external compensation benchmarking information provided by Pay Governance. Based on its review, our Human Capital Committee approved the following base salaries for 2024 for our currently employed Named Executive Officers:
NAME(1)	2024 BASE SALARY ($)	% CHANGE
Kevin Hostetler	850,000	—
Kurt Wood	475,000	—
Terrance Collins	422,300	3.00
Neil Manning	397,500	6.00
Tyson Hottinger	412,500	10.00
ANNUAL INCENTIVE BONUSES
We maintain a leadership incentive plan (the “LIP”) under which our Named Executive Officers are eligible to receive an annual cash incentive bonus based on financial and operational achievements during the prior fiscal year that are intended to support the Company’s approved goals and metrics, encouraging further contributions by the executive to stockholder value.
The graphic below illustrates how the bonus was calculated in the 2023 LIP design, including the weighting of the corporate metrics.
2023 PLAN DESIGN

1.	As defined below.
For 2023, annual incentive bonus payouts under the LIP could range from 50% of target (at threshold performance) to 100% of target (at target performance) to 200% of target (at stretch performance). Performance below threshold performance would result in a payout of 0%. In all cases, payouts were subject to a maximum of 200% of target.
The 2023 target annual incentive opportunities were determined by our Human Capital Committee as a percentage of annual base salary in the range of competitive target bonus amounts for comparable positions at companies in our compensation peer group. Target annual incentive opportunities are subject to review based on market movement as well as to pro-rata adjustment due to promotions occurring during the fiscal year or other relevant changes in job responsibilities. The following were the target annual incentive opportunities represented as a percentage of annual base salaries for each of the Named Executive Officers:
NAME	% OF BASE SALARY
Kevin Hostetler	125%
Kurt Wood(1)	75%
Nipul Patel	60%
Terrance Collins	60%
Neil Manning	60%
Tyson Hottinger	60%
1.	Pursuant to the terms of the Wood Offer letter, Mr. Wood was not eligible to receive an annual bonus under the LIP for 2023.
ARRAY TECHNOLOGIES	29	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Our Human Capital Committee structured the annual incentive bonus to be formulaic and directly linked to the achievement of Company-wide goals and metrics approved by our Board. The final determinations of the amount of annual incentive bonus earned are based upon the extent to which results for the fiscal year met, failed to meet, or exceeded our established goals and metrics.
GOALS AND METRICS
In determining the goals and metrics for 2023, the Human Capital Committee based the metrics on the Company’s budget as approved by our Board. Each performance metric was also assigned a weighting factor to reflect the Company’s goals and priorities as interpreted by our Human Capital Committee. In consultation with Pay Governance, our Human Capital Committee established for each metric, threshold, target and stretch level of objectives and related levels of payment opportunities. These levels of achievement represent the minimum, target and maximum payout opportunities for each metric. In the event the threshold performance level is not met for a metric, none of the bonus is earned for that metric. Similarly, achieving above the stretch performance level earns the maximum percentage for a metric. In the event that a metric was achieved at a level between threshold and target or target and maximum, our Human Capital Committee makes a linear interpolation to determine the bonus earned for that metric.
METRIC	WEIGHT (%)	THRESHOLD ($)	TARGET ($)	STRETCH ($)
Adjusted EBITDA	60	207M	259M	311M
Cash Conversion Cycle (days)	30	91	76	61
Company MBOs
TRIR (bps)	3.33	3.55	2.84	2.13
On-Time Delivery (avg % per qtr)	3.33	80	86	90
STI Sourcing Synergies ($)	3.33	3.5M	5.0M	6.5M
Adjusted EBITDA. Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, is a core measure of our profitability that considers both top line revenue performance and cost management and represents a key performance metric that our stockholders utilize to measure our performance. We define Adjusted EBITDA as net income (loss) plus (i) other (income) expense, (ii) foreign currency transaction (gain) loss, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax (benefit) expense, (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) certain legal expenses, (xii) certain acquisition costs, and (xiii) other costs.
Cash Conversion Cycle. Cash Conversion Cycle, or CCC, measures the efficiency of our capital allocation and represents the number of days it takes for us to convert sales into cash flow, and it also represents a key performance metric that our stockholders regularly analyze to assess our performance.
Company MBOs. For the 2023 LIP plan design, the Human Capital Committee replaced individual MBOs for its executive officers with company MBOs to better focus executive officers on the Company’s strategic objectives for 2023. Three metrics were chosen to track these strategic objectives: (i) total reportable incident rate (“TRIR”), (ii) on-time delivery rate; and (iii) sourcing synergies related to the legacy operations of Soluciones Técnicas Integrales Norland, S.L.U. and its subsidiaries (collectively, “STI”).
ARRAY TECHNOLOGIES	30	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EVALUATION OF PERFORMANCE RESULTS
In February 2024, our Human Capital Committee completed the evaluation of our results and the weighting of metrics discussed above to ensure that the incentive bonus determination based on corporate performance goal achievement was appropriate and commensurate with actual performance for each metric. The corporate performance portion of the incentive bonus determinations for 2023 for Named Executive Officers based on corporate performance goal achievement was as follows:
METRIC	WEIGHT (%)	METRIC PERFORMANCE SCALE			PERFORMANCE LEVEL ACHIEVED	PERFORMANCE LEVEL PAYOUT (%)	WEIGHTED PAYOUT (%)
		THRESHOLD ($)	TARGET ($)	STRETCH ($)
Adjusted EBITDA	60	207M	259M	311M	Target	108	85
Cash Conversion Cycle (days)	30	91	76	61	Threshold	83	17
Company MBO
TRIR (bps)	3.33	3.55	2.84	2.13	Threshold	98	3
On-Time Delivery (avg % per qtr)	3.33	80	86	90	Stretch	109	7
STI Sourcing Synergies ($m)	3.33	3.5M	5.0M	6.5M	Target	125	6
FINAL 2023 BONUS DETERMINATION
For 2023, the Human Capital Committee considered the Company’s year-end results as compared to the objectives set early in the year and the strategic steps taken by management to position the Company for success, to enhance stockholder value and to ensure continued improvement in the Company’s financial performance. In consideration of the significant achievements of our executive team in 2023, notably higher than planned Adjusted EBITDA and improvements in Cash Conversion, our Human Capital Committee resolved that all executive officers (other than Mr. Wood, who was not eligible for a bonus in 2023) would receive a bonus award of 118% of their target incentive award, in line with corporate goal achievement.
LONG-TERM STOCK INCENTIVE AWARDS
Our Human Capital Committee considers stock ownership by management through stock-based compensation arrangements beneficial in aligning the interests of management with those of our stockholders. Under the provisions of our 2020 Long-Term Incentive Plan (the “2020 Plan”), our Human Capital Committee has the ability to grant stock and stock-based awards, including RSUs and PSUs to our employees, including our Named Executive Officers, non-employee directors and consultants.
Our Human Capital Committee grants long-term incentive awards to our executive officers, including our Named Executive Officers, in line with competitive market norms based upon each officer’s performance in a fiscal year. These awards are primarily designed to tie a substantial portion of each executive officer’s compensation to the longer-term future performance of the Company and to support the compensation philosophy adopted by our Human Capital Committee. The grant determinations are made by our Human Capital Committee using, as a reference, the relevant competitive market information and recommendations provided to our Human Capital Committee by Pay Governance, in order to provide an appropriate level of target total direct compensation compared to compensation of executive officers in our compensation peer group. Our Human Capital Committee sets the individual grant values to reflect (a) the level of responsibility and individual contribution of each executive officer and their potential impact on the long-term success of the business, (b) a desire to maintain or set, as applicable, a market-competitive compensation package for each officer, and (c) talent retention considerations, as appropriate.
To determine long-term incentive awards granted in a year, our Human Capital Committee first approves a target aggregate grant date fair value to be awarded to each Named Executive Officer. The target aggregate grant date fair value is then allocated among the types of awards granted for such year.
ARRAY TECHNOLOGIES	31	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
2023 LONG-TERM INCENTIVE AWARD GRANTS
In 2023, the Human Capital Committee approved equity awards to executive officers comprised of PSUs (50%) (based on target level of performance) and RSUs (50%).
The Human Capital Committee approved long-term incentive awards for 2023 to our Named Executive Officers as follows:
NAME	AGGREGATE GRANT DATE FAIR VALUE ($)	RESTRICTED STOCK UNITS ($)(1)	PERFORMANCE STOCK UNITS (AT TARGET) ($)(2)
Kevin Hostetler	3,599,994	1,799,997	1,799,997
Kurt Wood	—	—	—
Nipul Patel	1,150,006	575,986	575,020
Terrance Collins	630,003	314,993	315,010
Neil Manning	499,997	249,990	250,007
Tyson Hottinger	700,006	349,986	350,020
1.	For 2023, the number of RSUs awarded was determined by dividing the target aggregate grant date fair value of the award by our closing stock price on the date of grant.
2.
For 2023, the number of PSUs (at target level of performance) awarded was determined by dividing the target aggregate grant date fair value of the award by our closing stock price on the date of grant.

RSUs
The RSUs granted to our Named Executive Officers in 2023 vest in one-third increments on each of the first three anniversaries of the date of grant, generally subject to the Named Executive Officer’s continued employment through the applicable vesting date.
On January 30, 2023, Mr. Manning was granted a new hire RSU grant, with a target grant date fair value of $250,000, to induce him to join the Company and to, in part, mitigate the economic impact with respect to the forfeiture of outstanding awards when he terminated his prior employment. The grant vests in three equal annual installments beginning on the first anniversary of the grant date, generally subject to Mr. Manning’s continued employment with the Company through the applicable vesting date.
Pursuant to the terms of the Executive Severance Plan, upon an involuntary termination, whether or not in connection with change in control (as defined in the Executive Severance Plan), all unvested RSUs granted in 2023 will continue to vest in accordance with their terms as if the Named Executive Officer had continued to remain employed by the Company on each applicable subsequent vesting date.
PSUs
The PSUs granted to our Named Executive Officers in 2023 vest on the third anniversary of the date of grant, subject to the achievement of corporate financial results and relative market performance over the 2023-2025 performance period, and generally subject to the Named Executive Officer’s continued employment through the vesting date. Specifically, the PSUs granted in 2023 vest 50% based on the achievement of three-year average annual revenue growth and 50% based on the achievement of three-year cumulative adjusted earnings per share (“EPS”) as follows:
	3-YR. AVG. REV. GROWTH		3-YR. CUM. ADJ. EPS
	PAYOUT (%)	GOAL (%)	PAYOUT (%)	GOAL ($)
Threshold	50	14.6	50	3.32
Target	100	17.2	100	3.91
Stretch	200	19.8	200	4.50
At the end of the performance period, after calculating the degree to which the above performance metrics were achieved, we then will evaluate our total shareholder return (“TSR”) performance relative to the Russell 2000 Index over the 2023-2025 performance period (“RTSR Modifier”). If our TSR is at or above the 75th percentile of the Index, the RTSR Modifier will be 125%, and if our TSR is at or below the 25th percentile of the Index, the RTSR Modifier will be 75%. The RTSR Modifier for TSR performance between the 25th and 75th percentiles will be determined by linear interpolation. In all cases, overall PSU payouts are capped at 200% of target.
ARRAY TECHNOLOGIES	32	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The graphic below illustrates how the number of PSUs earned will be calculated.

Pursuant to the terms of the Executive Severance Plan, upon an involuntary termination that does not occur within 12 months after a change in control (as defined in the Executive Severance Plan), all unvested PSUs that are outstanding for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which the executive was employed by us. Upon after the occurrence of a change in control, PSUs will be earned based on actual performance through the date of the change in control, with the earned PSUs continuing to vest based on the executive’s continued service. Upon the executive’s qualifying termination that occurs in connection with, or within 12 months following a change in control, or the executive’s termination by reason of death or disability following a change in control, all earned PSUs will immediately become fully vested upon the date of termination.
In February 2024, our Human Capital Committee completed the evaluation of the results of the 2021-2023 performance period and determined that none of the performance levels were achieved for any of the established performance metrics. As a result, none of the PSUs granted to our Named Executive Officers in 2021 vested.
SEVERANCE AGREEMENTS
We provide certain severance benefits to our executive officers, including our Named Executive Officers, in order to attract and retain key talent, and minimize turnover of our executive team. We also believe the provision of these benefits serves the interests of our stockholders by encouraging valued employees to remain employed with the Company in the event of a change in control. Our Named Executive Officers’ offer letters had historically provided severance benefits upon certain qualifying terminations of employment. On March 8, 2022, our Human Capital Committee approved the Executive Severance Plan, which now governs severance payable to our executive officers, including each of our Named Executive Officers, under various termination scenarios. Our Human Capital Committee believes the provision of severance and change in control benefits under the Executive Severance Plan is competitive and appropriate in light of our compensation peer group.
For more information regarding the Executive Severance Plan as well as the benefits Mr. Patel received in connection with his termination of employment, see “Potential Payments Upon Termination or Change in Control.”
The Human Capital Committee takes into account severance benefits, including post-change in control severance benefits, payable to the Named Executive Officers, in reviewing overall compensation packages of our Named Executive Officers.
PERQUISITES AND RETIREMENT BENEFITS
Named Executive Officers are eligible to participate in the Company’s benefit plans on the same terms as other employees. The Company’s 401(k) Retirement Plan (the “Retirement Plan”) is a safe harbor qualified defined contribution plan which allows employees, including Named Executive Officers, to save for retirement through a tax-advantaged combination of employee and Company contributions. Under the terms of the Retirement Plan, the Company matches up to 100% of the first 3% of eligible compensation contributed by the employee plus 50% of eligible compensation contributed between 3% and 5%. The Company may also make a discretionary profit-sharing contribution to the Retirement Plan but has not made any such contributions to date.
In connection with his appointment as Chief Operations Officer on January 30, 2023, Mr. Manning received a one-time cash payment of $75,000 to assist with relocation expenses. The payment is subject to repayment by Mr. Manning if his employment is terminated for cause or if he resigns without good reason within 24 months of his employment commencement date. Similarly, Mr. Wood received a one-time cash payment of $300,000 in connection with his appointment as Chief Financial Officer on November 13, 2023. The payment is subject to pro-rated repayment by Mr. Wood if his employment is terminated for cause or if his employment terminates in connection with a voluntary resignation within 24 months of his employment commencement date.
STOCK OWNERSHIP GUIDELINES
Our Stock Ownership Guidelines are designed to assist in aligning the financial interests of the directors and senior employees with our stockholders and to promote sound corporate governance practices. Our Stock Ownership Guidelines apply to our executive officers, including each of our Named Executive Officers. Each executive officer must maintain ownership of shares of common stock with a fair market price equal to a multiple of the executive officer’s annual base salary, as follows:
•	for our Chief Executive Officer, six times his or her annual base salary; and
•	for executive officers other than our Chief Executive Officer, three times his or her annual base salary.
ARRAY TECHNOLOGIES	33	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Common stock underlying RSUs and deferred shares or share units held by executive officers is considered owned for purposes of determining stock ownership levels under the Stock Ownership Guidelines. Common stock underlying unexercised stock options and unearned performance-based equity awards held by our executive officers is not considered owned for purposes of determining stock ownership levels under the Stock Ownership Guidelines.
Our executive officers are required to comply with the guidelines by the later of (i) June 8, 2026, or (ii) within five years from the date the individual becomes an executive officer, as applicable, is promoted to a position that causes the covered individual to be subject to a greater ownership requirement or is otherwise designated as a covered individual. Upon achieving his or her respective minimum ownership requirement, each executive officer must continue to maintain the minimum ownership requirement at all times during a given calendar year and for so long as the covered individual remains subject to this policy.
An executive officer who does not meet the minimum holding requirement must retain 50% of the net number of shares acquired upon vesting or settlement of equity awards or exercise of stock options until compliance with the Stock Ownership Guidelines is attained. All of our Named Executive Officers were in compliance or on track to be in compliance with the Stock Ownership Guidelines as of December 31, 2023.
ASSESSMENT OF RISK AND RECOVERY OF COMPENSATION
Our Human Capital Committee, Nominating and Corporate Governance Committee, Audit Committee and Board employ a risk management process conducted periodically to ensure that potential risks that might arise from any of our executive compensation practices and policies do not result in potential adverse impact on the Company, financially or otherwise. Our Human Capital Committee, with the assistance of Pay Governance, has reviewed the policies and guidelines underlying our executive compensation determinations and concluded that the following factors promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:
•	individual cash incentives are made within the boundaries of approved fixed maximum awards as applicable to each executive officer;
•
the performance metrics under our short-term incentive program are distinct and separate from the metrics under our long-term incentive program, thereby ensuring there is no duplicative compensation opportunity for attainment of the same performance metric;

•	the members of our Human Capital Committee who approve final bonus recommendations are independent;
•
executive officers receive the majority of their total direct compensation in the form of long-term incentives with multi-year vesting to align the interests of our executive officers with long term value creation for our stockholders; and

•	executive officers are subject to robust stock ownership guidelines, further ensuring their long-term wealth is tied to long-term Company performance.
Based on our review, we have determined our compensation programs and practices are not reasonably likely to have a material adverse effect on the Company.
In addition, we maintain a clawback policy that requires recoupment of excess incentive compensation paid to current or former executive officers if amounts were based on material noncompliance with any financial reporting requirement that causes an accounting restatement, without regard to any fault or misconduct.
HUMAN CAPITAL COMMITTEE REPORT
Our Human Capital Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, our Human Capital Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.
Human Capital Committee:
Orlando Ashford (Chair)
Tracy Jokinen
Bilal Khan
Gerrard Schmid
April 10, 2024
ARRAY TECHNOLOGIES	34	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for 2023, 2022, and 2021, as applicable to the Named Executive Officer:
NAME	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Kevin Hostetler (Chief Executive Officer)	2023	850,000	—	3,599,995	1,253,750	13,200	5,716,945
	2022	600,137	1,200,000	3,199,996	759,790	12,200	5,772,123
Kurt Wood(5) (Chief Financial Officer)	2023	54,808	300,000	—	—	—	354,808
Nipul Patel(6) (Former Chief Financial Officer)	2023	385,000	—	1,150,006	272,580	424,565	2,232,151
	2022	385,000	—	1,150,005	232,155	11,846	1,779,006
	2021	375,000	—	979,870	—	11,600	1,366,470
Terrance Collins (Chief Human Resources Officer)	2023	410,000	—	630,002	290,280	13,200	1,343,482
	2022	167,033	448,000	665,853	100,721	1,385	1,382,992
Neil Manning (Chief Operations Officer)	2023	338,942	230,700	749,996	243,678	13,200	1,576,516
Tyson Hottinger (Chief Legal Officer)	2023	375,000	—	700,007	265,500	13,200	1,353,707
	2022	350,000	—	899,997	211,050	10,431	1,471,478
	2021	189,615	—	1,268,124	—	4,708	1,462,447
1.
For 2022, these amounts represent the sum of cash buy-out awards and relocation cash payments awarded in 2022 to each of Messrs. Hostetler and Collins, per the terms of their offer letters. For 2023, these amounts represent the cash portion of buyout awards made to Messrs. Wood and Manning and a relocation cash payment made to Mr. Manning per the terms of their respective offer letters.

2.
Amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs and PSUs granted to our Named Executive Officers during 2023, 2022 and 2021 (for PSUs, determined based on the probable outcome of the associated performance conditions), as applicable. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant (and based on the probable outcome of the associated performance conditions, in the case of PSUs). Please see Note 18 “Equity-Based Compensation” in our consolidated financial statements for the year ending December 31, 2023, included in our Annual Report, for additional details regarding assumptions underlying the value of these awards. With respect to PSUs granted to Messrs. Hostetler, Wood, Patel, Collins, Manning, and Hottinger in 2023, the values shown in the table above reflect the grant date fair values based on the probable outcome of the performance goals associated with such awards. The grant date fair value of each award if all applicable performance goals associated with such awards were achieved at maximum levels is $3,599,995 for Mr. Hostetler, $1,150,040 for Mr. Patel, $630,020 for Mr. Collins, $500,014 for Mr. Manning, and $700,041 for Mr. Hottinger.

3.
For 2023 and 2022, represents amounts payable to the Named Executive Officers under the Leadership Incentive Plan. Pursuant to the terms of the Wood Offer Letter, Mr. Wood was not eligible to receive a bonus under the Leadership Incentive Plan in respect of 2023. For 2021, no payments were made under the Leadership Incentive Plan.

4.
For 2023, All Other Compensation was comprised of Company contributions to each Named Executive Officers’ 401(k) account. Pursuant to the terms of the Executive Severance Plan, the amount reported for Mr. Patel includes cash severance of $385,000, which is to be paid out over a period of 12 months following his termination of employment with the Company on November 13, 2023, plus $17,113, which represents the aggregate amount of monthly COBRA premiums paid by the Company. For additional details, see the “—Payments and Benefits in Connection with Mr. Patel’s Separation.”

5.	Mr. Wood was appointed to the position of Chief Financial Officer on November 13, 2023.
6.	Mr. Patel transitioned from Chief Financial Officer on November 13, 2023 and acted in an advisory role to the Company through January 19, 2024.
7.	Mr. Manning was appointed to the position of Chief Operations Officer on January 30, 2023.
ARRAY TECHNOLOGIES	35	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
GRANTS OF PLAN-BASED AWARDS DURING 2023
The following table presents information regarding grants of equity-based awards made to our Named Executive Officers during 2023:
NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(3)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(4)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Kevin Hostetler	—	531,250	1,062,500	2,125,000
	03/17/2023				52,724	105,448	210,896		1,799,997
	03/17/2023							105,448	1,799,997
Kurt Wood	—	—	—	—	—	—	—	—	—
Nipul Patel	—	115,500	231,000	462,000
	03/17/2023				16,843	33,686	67,372		575,020
	03/17/2023							33,684	574,985
Terrance Collins	—	123,000	246,000	492,000
	03/17/2023				9,227	18,454	36,908		315,010
	03/17/2023							18,453	314,992
Neil Manning	—	112,500	225,000	450,000
	02/15/2023							11,246	249,999
	03/17/2023				7,323	14,646	29,292		250,007
	03/17/2023							14,645	249,990
Tyson Hottinger	—	105,000	210,000	420,000
	03/17/2023				10,252	20,505	41,010		350,020
	03/17/2023							20,503	349,986
1.	Amounts in these columns represent potential payouts under our annual LIP.
2.
Amounts in these columns represent the potential number of PSUs that may be earned based on Company financial performance and relative TSR performance, as described below. We have included additional information about these awards under “—2023 Long- Term Incentive Award Grants.”

3.	Amounts in this column represent the number of RSUs awarded to each Named Executive Officer. We have included additional information about these awards under “—2023 Long-Term Incentive Award Grants.”
4.
The amounts disclosed in this column represent the aggregate grant date fair value of the RSU and PSU awards granted to each Named Executive Officer, excluding the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the awards is calculated using the closing price of our common stock on the date of grant (and based on the probable outcome of the associated performance conditions, in the case of PSUs). See footnote 2 to the Summary Compensation table for more information.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
We have entered into employment agreements with each of Messrs. Hostetler, Wood, Patel, Collins, Manning and Hostetler. Under the terms of each employment agreement, each executive officer is entitled to an annual base salary as described, with respect to 2023, under “—Base Salaries,” the opportunity to participate in our LIP with a target bonus as described, with respect to 2023 under “—Annual Incentive Plan, and the opportunity to participate in our 2020 Long-Term Incentive Plan as described, with respect to 2023, under “—Long-Term Stock Incentive Awards, as well as broad-based employee benefits.
Our executive officers are also entitled to severance upon the termination of their employment in certain circumstances pursuant the Executive Severance Plan, as further described below under “—Potential Payments Upon Termination or Change in Control.”
Each executive officer is also subject to (i) a Confidentiality, Non-Disparagement and Non-Solicitation Agreement, which provides, among other things, that the executive officer will not compete with the Company or solicit Company associates or customers during a two-year restricted period following his or her termination of employment; and (iii) an Employee Inventions Assignment Agreement.
ARRAY TECHNOLOGIES	36	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
OUTSTANDING EQUITY AWARDS AT YEAR END — DECEMBER 31, 2023
NAME	GRANT DATE	STOCK AWARDS
		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	MARKET VALUE OF SHARES OF UNITS THAT HAVE NOT VESTED ($)(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(3)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(4)
Kevin Hostetler	04/18/2022	71,589	1,202,695
	03/17/2023	105,448	1,771,526
	04/18/2022			161,073	1,353,013
	03/17/2023			105,448	885,763
Kurt Wood	—	—	—	—	—
Nipul Patel	03/02/2021	3,324	55,843
	03/12/2021	452	7,594
	03/11/2022	28,877	485,134
	03/17/2023	33,684	565,891
	03/30/2021			18,254	153,334
	03/08/2022			44,780	376,152
	03/17/2023			11,802	99,137
Terrance Collins	08/01/2022	10,164	170,755
	03/17/2023	18,453	310,010
	08/01/2022			15,245	128,058
	03/17/02023			18,454	155,014
Neil Manning	02/15/2023	11,246	188,933
	03/17/2023	14,645	246,036
	03/17/2023			14,646	123,027
Tyson Hottinger	06/07/2021	12,862	216,082
	06/07/2021	6,003	100,850
	03/11/2022	22,599	379,663
	03/17/2023	20,503	344,450
	06/07/2021			27,010	226,884
	03/08/2022			51,282	430,769
	03/17/2023			20,505	172,242
1.
These RSU awards were made pursuant to our 2020 Plan and vest one-third per year over three years beginning on the first anniversary of the date of grant, generally subject to the Named Executive Officer’s continued employment through the applicable vesting date.

2.
The amounts set forth in this column include the number of shares subject to such RSU awards multiplied by $16.80, the closing price of our common stock on December 29, 2023, the last trading day of 2023.

3.
PSU awards that were granted in 2023 and 2022 were made pursuant to our 2020 Plan. PSUs granted in 2023 vest on the third anniversary of the date of grant, subject to both the attainment of the performance requirements detailed in the Compensation Discussion & Analysis section above and, generally, the Named Executive Officer’s continued employment through the applicable vesting date. PSUs granted in 2022 vest on the third anniversary of the date of grant, subject to the achievement of corporate financial results and relative market performance over the 2022-2024 performance period (50% based on three-year average annual revenue growth and 50% based on three-year cumulative adjusted EPS), and, generally, the Named Executive Officer’s continued employment through the applicable vesting date. For PSUs granted in 2021, our Human Capital Committee completed the evaluation of the results of the 2021-2023 performance period and determined that none of the performance levels were achieved for any of the established performance metrics. As a result, none of the PSUs granted to our Named Executive Officers in 2021 vested.

ARRAY TECHNOLOGIES	37	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
4.
The amounts set forth in this column include the number of shares subject to such awards that would hypothetically vest at threshold-level performance multiplied by $16.80, the closing price of our common stock on December 29, 2023, the last trading day of 2023.

OPTION EXERCISES AND STOCK VESTED DURING 2023
NAME	STOCK AWARDS(1)
	NUMBER OF SHARES ACQUIRED ON VESTING	VALUE REALIZED ON VESTING ($)
Kevin Hostetler	35,794	768,139
Kurt Wood	—	—
Nipul Patel	22,333	425,700
Terrance Collins	16,373	303,448
Neil Manning	—	—
Tyson Hottinger	30,163	646,274
1.
The value realized on vesting is determined by multiplying the number of shares vesting by the closing price of our common stock on the Nasdaq on the vesting date. Shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in 2023.

ARRAY TECHNOLOGIES	38	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Executive Severance Plan provides for severance payments and benefits in the event of a termination by the Company without Cause, a termination by mutual agreement of the executive and the Company that is deemed by the Human Capital Committee to qualify as an involuntary termination or a resignation by the executive for Good Reason (a “qualifying termination”), both in connection with and outside the context of a change in control (“CIC”). The severance entitlements under the Executive Severance Plan in connection with a CIC are subject to a double trigger that requires a termination of employment in order for severance to become payable.
In the event of a qualifying termination other than in connection with, or within 12 months following a CIC, the Executive Severance Plan provides the following cash severance:
•	In the case of our Chief Executive Officer, 150% of the sum of his or her (i) annual base salary and (ii) target bonus opportunity; and
•	In the case of all other executives, 100% of the sum of their annual base salary.
Additionally, subject to his or her timely election of COBRA coverage, the executive would be entitled to payment of the Company’s portion of monthly COBRA premiums for a specified severance period (18 months for our Chief Executive Officer and 12 months for all other executives) or until the executive becomes eligible for coverage under a subsequent employer’s health plan. Upon the executive’s qualifying termination, all outstanding RSUs would continue to vest over the specified severance period as if the executive had remained employed through each subsequent vesting date and all outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which the executive was employed by the Company.
In the event of a qualifying termination that occurs in connection with, or within 12 months following a CIC, the Executive Severance Plan provides cash severance to each executive of 200% of the sum of the executive’s (i) annual base salary and (ii) target bonus opportunity.
Additionally, subject to his or her timely election of COBRA coverage, the executive would be entitled to payment of the Company’s portion of monthly COBRA premiums for 24 months or until the executive becomes eligible for coverage under a subsequent employer’s health plan.
Upon the executive’s qualifying termination in connection with, or within 24 months after a CIC, all outstanding RSUs would immediately become fully vested upon the date of termination. Upon the executive’s qualifying termination in connection with, or within 12 months following a CIC, all outstanding RSU awards granted on or after March 11, 2022 would continue to vest as if the executive had remained employed through each subsequent vesting date. Upon the occurrence a CIC, any outstanding PSUs would be earned based on actual performance through the date of the CIC, with the earned PSUs continuing to vest based on the executive continued service. Upon the executive’s qualifying termination that occurs in connection with, or within 12 months following, a CIC or the executive’s termination by reason of death or disability following a CIC, all earned PSUs would immediately become fully vested upon the date of termination.
For purposes of the Executive Severance Plan, the following definitions apply:
“Change in Control” is defined as (i) an independent third party becoming the beneficial owner of securities of the Company representing at least 50% of the voting power of the Company’s securities, (ii) a merger, reorganization, or consolidation of the Company, unless the voting securities of the Company continue to represent more than 50% of the voting power of the Company or surviving entity, (iii) a change in the membership of our Board over a period of two consecutive years, in which incumbent directors and new directors whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of our directors, cease to constitute a majority of our Board membership and (iv) a complete liquidation or dissolution of the Company or sale of all or substantially all of the Company’s assets.
“Cause” is defined as: (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its affiliates or any of their customers, vendors or suppliers, (ii) reporting to work under the influence of alcohol or under the influence or in the possession of illegal drugs, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or any other person to whom the executive reports after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice, (iv) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its affiliates, (v) a willful and material failure to observe policies or standards of the Company regarding employment practices (including nondiscrimination and sexual harassment policies) as prescribed thereby from time to time after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice or (vi) any breach by the executive of any non-competition, non-solicitation, no-hire or confidentiality covenant between the executive and the Company or any of its affiliates or any material breach by the executive of any provision of the Executive Severance Plan, or any agreement to which the executive and the Company or any of its affiliates are parties after notice of such failure and, if curable, an opportunity to permanently cure such failure within 30 days of such notice.
“Good Reason” is defined as (i) a material reduction in the executive’s annual base salary without the executive’s consent, (ii) a relocation of the executive’s principal place of employment, without his or her consent, to a location more than 50 miles from his or her then-current principal place of employment, or (iii) an adverse change in the executive’s position or title without his or her consent; provided, that, in any case, (x) written notice of the executive’s resignation for Good Reason must be delivered to the Company within 30 days after the occurrence of any such event in order for his or her resignation for Good Reason to be effective hereunder, (y) the Company shall have
ARRAY TECHNOLOGIES	39	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
30 days after receipt of such notice during which the Company may remedy the occurrence giving rise to the claim for Good Reason termination (if such occurrence is capable of being remedied), and, if the Company cures such occurrence within such 30-day period, there shall be no Good Reason, and (z) the executive must actually resign within 90 days following the event constituting Good Reason.
Separately, in the event of a termination of the executive’s employment by reason of death or disability all outstanding RSUs and PSUs would immediately become fully vested upon the date of termination, with PSUs vesting based on achievement of target performance and prorated for the executive’s service during the applicable performance period. The executive would not be entitled to receive any other benefits under the Executive Severance Plan.
PAYMENTS AND BENEFITS IN CONNECTION WITH MR. PATEL’S SEPARATION
On November 3, 2023, Mr. Patel and the Company entered into a Transition and Separation Agreement (the “Transition Agreement”) pursuant to which he continued to receive his base salary during a transition period from November 13, 2023, the date he transitioned from Chief Financial Officer to an advisory role at the Company, until his separation from service on January 19, 2024 and was eligible to receive an annual cash bonus for 2023, subject to the Company’s attainment of certain performance metrics as outlined in the Company’s Leadership Incentive Plan. Additionally, subject to Mr.  Patel’s execution and non-revocation of a general release of claims in favor of the Company and Mr. Patel’s compliance with his existing restrictive covenants, Mr. Patel was entitled to the following payments and benefits, pursuant to the terms of the Executive Severance Plan: (i) an amount equal to $385,000, which represents 100% times the sum of Mr. Patel’s annual base salary, for a severance period of 12 months following the last day of the Transition Period (the “Separation Date”) and (ii) subject to his timely election of COBRA coverage, payment of the Company’s portion of monthly COBRA premiums for 12 months (or, if earlier, until he becomes eligible for coverage under a subsequent employer’s health plan).
In addition, (i) the unvested portion of any outstanding time-based RSUs on the Separation Date will continue to vest as if Mr. Patel had remained employed through each subsequent vesting date (66,337 RSUs), and (ii) any outstanding PSUs for which the performance period has not been completed (68,468 PSUs) will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which Mr. Patel was employed by the Company.
ARRAY TECHNOLOGIES	40	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
POTENTIAL PAYMENTS TABLE
The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the executive’s employment had terminated on December 31, 2023, given the executive’s compensation as of such date and, if applicable, based on the closing price of our common stock on December 29, 2023, the last trading day of 2023 or, in the case of Mr. Patel, the actual severance payments and benefits he received in connection with his termination of employment on January 19, 2024. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing of any such event and our stock price. Amounts included for Mr. Patel represent the amounts payable to him under the Transition Agreement, described above.
EXECUTIVE	BENEFIT(2)	CHANGE IN CONTROL WITH QUALIFYING TERMINATION ($)	QUALIFYING TERMINATION OUTSIDE OF A CIC ($)	DEATH OR DISABILITY ($)
Kevin Hostetler (Chief Executive Officer)	Cash Severance	3,825,000	2,868,750	—
	Benefit Continuation	68,451	51,338	—
	RSUs	2,974,221	2,974,221	2,974,221
	PSUs	4,477,552	2,004,675	2,004,675
	Total	11,345,224	7,898,984	4,978,896
Kurt Wood (Chief Financial Officer)	Cash Severance	1,662,500	475,000	—
	Benefit Continuation	65,158	16,290	—
	RSUs	—	—	—
	PSUs	—	—	—
	Total	1,727,658	491,290	—
Nipul Patel (Former Chief Financial Officer)(1)	Cash Severance	1,232,000	385,000	—
	Benefit Continuation	68,450	17,113	—
	RSUs	1,114,462	1,114,462	1,114,462
	PSUs	1,150,262	738,302	738,302
	Total	3,565,174	2,254,877	1,852,764
Terrance Collins (Chief Human Resources Officer)	Cash Severance	1,312,000	410,000	—
	Benefit Continuation	68,451	17,113	—
	RSUs	480,765	480,765	480,765
	PSUs	566,143	202,749	202,749
	Total	2,427,359	1,110,627	683,514
Neil Manning (Chief Operations Officer)	Cash Severance	1,200,000	375,000	—
	Benefit Continuation	68,451	17,113	—
	RSUs	372,002	372,002	372,002
	PSUs	246,053	64,940	64,940
	Total	1,886,506	829,055	436,942
Tyson Hottinger (Chief Legal Officer)	Cash Severance	1,200,000	375,000	—
	Benefit Continuation	68,086	17,021	—
	RSUs	1,041,045	1,041,045	1,041,045
	PSUs	1,659,790	1,000,855	1,000,855
	Total	3,968,921	2,433,921	2,041,900
1.
Mr. Patel terminated employment as Chief Financial Officer on November 13, 2023. The Company determined that Mr. Patel’s termination of employment was a termination by mutual agreement of Mr. Patel and the Company that qualified as an involuntary termination under the Executive Severance Plan.

2.
For all termination scenarios that result in continued vesting of outstanding RSUs or PSUs, the value shown in the table above is determined by multiplying the number of shares subject to continued vesting by $16.80 (our closing stock price on December 29, 2023, the last trading day of 2023). With respect to a qualifying termination in connection with a CIC or outside a CIC, the amount shown in respect of outstanding PSUs is based on the estimated actual performance level through December 29, 2023, which was 100%.

ARRAY TECHNOLOGIES	41	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
PAY-VERSUS-PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years for our principal executive officer (“PEO”) and our Named Executive Officers other than our PEO (“Non-PEO NEOs”). In determining the “compensation actually paid” to our Non-PEO NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2023, 2022 and 2021 calendar years. Note that for our Non-PEO NEOs, compensation is reported as an average.
•	In 2023, the Non-PEO NEOs were Messrs. Wood, Patel, Collins, Manning, and Hottinger.
•	In 2022, the Non-PEO NEOs were Messrs. Patel, Collins, Hottinger, and Rose.
•	In 2021, the Non-PEO NEOs were Messrs. Patel, Hottinger, Jeff Krantz and Ken Stacherski.
•	In 2020, the Non-PEO NEOs were Mr. Krantz and Ms. Charlotte MacVane.
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO(1) ($)		COMPENSATION ACTUALLY PAID TO PEO(3) ($)(2)		AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs(2) ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEO ($)(2)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($ IN THOUSANDS)(5)	REVENUE ($ IN THOUSANDS)(5)
	FUSARO	HOSTETLER	FUSARO	HOSTETLER			ARRAY TOTAL SHAREHOLDER RETURN ($)(3)	PEER GROUP TOTAL RETURN ($)(4)
2023	—	5,716,945	—	5,147,609	1,372,133	1,248,586	46.09	68.53	85,546	1,576,551
2022	2,148,071	5,772,123	3,036,259	7,256,684	1,214,022	1,692,131	53.03	149.18	4,432	1,637,546
2021	4,271,575	—	570,878	—	1,414,459	557,975	43.05	120.45	(50,403)	853,318
2020	3,107,811	—	4,395,744	—	—	—	118.35	130.89	59,073	872,662
1.	Mr. Fusaro served as our PEO during 2021, and he resigned from the Company on April 18, 2022. On that same date, Mr. Hostetler was appointed as our PEO and continues to serve in such capacity.
2.
In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Fusaro’s and Mr. Hostetler’s total compensation for each year as reported in the Summary Compensation Table to determine the compensation actually paid. The valuation assumptions used to calculate the fair values of RSUs and PSUs include the stock price as of the applicable measuring date and, in the case of PSUs, the probable outcome of the performance conditions as of the applicable measuring date. Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date.

In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ average total compensation for each year to determine the compensation actually paid. The equity award adjustments for each applicable year include the same methodology described above for Messrs. Fusaro and Hostetler.
	FUSARO			HOSTETLER
	2022	2021	2020	2023	2022
Total Compensation as reported in Summary Compensation Table (SCT)	2,148,071	4,271,575	3,107,811	5,716,945	5,772,123
Fair value of equity awards granted during fiscal year	—	3,609,975	1,340,328	3,599,995	3,199,996
Fair value of equity compensation granted in current year—value at end of year-end	—	1,562,959	2,628,261	3,543,053	4,684,557
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(43,235)	(461,601)	—	76,241	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	260,526	(1,192,080)	—	(588,635)	—
Dividends or other earnings paid on stock awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	670,897	—	—	—	—
Compensation Actually Paid to PEO	3,036,259	570,878	4,395,744	5,147,609	7,256,684
ARRAY TECHNOLOGIES	42	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ average total compensation for each year to determine the compensation actually paid. The equity award adjustments for each applicable year include the same methodology described above for Messrs. Fusaro and Hostetler.
OTHER NEO	2023	2022	2021	2020
Total Compensation as reported in Summary Compensation Table (SCT)	1,372,133	1,214,022	1,414,459	—
Fair value of equity awards granted during fiscal year	646,002	804,000	1,123,997	—
Fair value of equity compensation granted in current year—value at end of year-end	624,362	1,185,885	602,871	—
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	12,034	(34,124)	(93,602)	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	(113,940)	130,350	(241,756)	—
Dividends or other earnings paid on stock awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—
Compensation Actually Paid to NEO	1,248,586	1,692,131	557,975	—
3.
The values disclosed in this column represent the measurement period value of an investment of $100 in our common stock as of October 15, 2020, the first date on which our common stock traded on the Nasdaq Global Market, and then valued again on each of December 31, 2023, 2022, 2021 and 2020.

4.
Represents the weighted peer group total shareholder return, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the customized peer group used by the Company for purposes of Item 201(e) of Regulation S-K (Enphase Energy, Solaredge Technologies, Shoals Technologies Group and FTC Solar). For last year, the Company used the Russell 2000 Index as its peer group for this purpose. The Company has changed its peer group used for this purpose as a result of SEC guidance indicating that broad-based equity indices should not be used. The peer group TSR under SEC rules for the Russell 2000 index would be $115.10 for the period ending December 31, 2023, $79.60 for the period ending December 31, 2022, $149.80 for the period ending December 31, 2021 and $119.96 for the period ending December 31, 2020.

5.	Represents Net Income and Revenue as disclosed in our Annual Report on Form 10-K for the years ended December 31, 2023, 2022, 2021 and 2020, as applicable.
Relationship between Compensation Actually Paid and Performance Measures
Over the course of 2022, the Company’s net income rose $43.6 million, and revenue increased $781 million. In turn, total shareholder return increased over 200%. In 2023 while net income rose significantly, revenue dropped by 4%. As a result, total shareholder return was reduced as well. Compensation Actually Paid to Mr. Hostetler reduced in 2023, primarily driven by the loss in total shareholder return. Compensation Actually Paid to the NEOs excluding Mr. Hostetler likewise reduced in 2023, primarily driven by the loss in total shareholder return.
Array’s compensation philosophy ties executive compensation and company performance through each pay element. Compensation actually paid to our NEOs was reduced in 2023, due to the loss of value in both outstanding equity awards granted but not vested, as well as vested equity awards. While shareholder return is directly tied to Array’s long-term incentive awards, individual performance is a strong determining factor for base salary actions and short-term cash incentives reflect collective team performance, as stated above.
ARRAY TECHNOLOGIES	43	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The chart below shows the correlation between total shareholder return and compensation actually paid for NEOs at Array. There is a clear and immediate relationship between the financial performance of the business and the pay for executive leaders.

Compensation Actually Paid vs. TSR
CAP ($)
8,000,000
7,000,000
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
TSR ($0.00)
160.00
140.00
120.00
100.00
80.00
60.00
40.00
20.00
0.00
2020
2021
2022
2023
Fusaro CAP
Hostetler CAP
NEO CAP
Array TSR
Russell 2000 TSR
Peer TSR

Financial Performance Measures
The performance metrics listed below represent the most important metrics we use to link compensation actually paid to our NEOs for 2023 to the Company’s performance:
•	Revenue (our Company Selected Measure under Item 402(v) of Regulation S-K)
•	Adjusted EBITDA
•	Cash Conversion Cycle
As further described above under “—2023 Plan Design,” achievement of Adjusted EBITDA performance goals was weighted 60% under our 2023 annual bonus plan or LIP.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The Executive Severance Plan provides for severance payments and benefits in the event of a termination by the Company without Cause, a termination by mutual agreement of the executive and the Company that is deemed by the Human Capital Committee to qualify as an involuntary termination or a resignation by the executive for Good Reason (a “qualifying termination”), both in connection with and outside the context of a change in control (“CIC”). The severance entitlements under the Executive Severance Plan in connection with a CIC are subject to a double trigger that requires a termination of employment in order for severance to become payable.
In the event of a qualifying termination other than in connection with, or within 12 months following a CIC, the Executive Severance Plan provides the following cash severance:
•	In the case of our Chief Executive Officer, 150% of the sum of his or her (i) annual base salary and (ii) target bonus opportunity; and
•	In the case of all other executives, 100% of the sum of their annual base salary.
Additionally, subject to his or her timely election of COBRA coverage, the executive would be entitled to payment of the Company’s portion of monthly COBRA premiums for a specified severance period (18 months for our Chief Executive Officer and 12 months for all other executives) or until the executive becomes eligible for coverage under a subsequent employer’s health plan. Upon the executive’s qualifying termination, all outstanding RSUs would continue to vest over the specified severance period as if the executive had remained employed through each subsequent vesting date and all outstanding PSUs for which the performance period has not been completed will remain outstanding and eligible to vest based on actual achievement of the performance metrics through the applicable performance period, pro-rated to reflect the portion of the performance period during which the executive was employed by the Company.
ARRAY TECHNOLOGIES	44	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the total annual compensation of Kevin Hostetler, our Chief Executive Officer (“CEO”), to the total annual compensation of our median employee. The Company believes that the pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As of December 31, 2023, our last completed fiscal year:
•	We have estimated that the total annual compensation of our median employee (other than our CEO) was $68,000; and
•	The total annual compensation of our CEO, as reported in the Summary Compensation Table, was $5,716,945.
Based on this information, for 2023, the ratio of the total annual compensation for Mr. Hostetler, our CEO, to the total annual compensation of our median employee was 84 to 1.
To determine this ratio, we first prepared a list of all our full-time, part-time and temporary employees as of December 31, 2023, the last day of our fiscal year. To identify the median employee from our employee population, we reviewed the amount of regular wages, overtime pay, and cash incentives for employees for 2023.
Once we identified the median employee, we then determined the total annual compensation for 2023 of that employee using the same rules that apply to reporting compensation for our Named Executive Officers in the 2023 Summary Compensation Table.
The pay ratio disclosure rules allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies in calculating their own pay ratios.
EQUITY COMPENSATION PLANS
The table below provides information relating to our equity compensation plans as of December 31, 2023, all of which have been approved by our stockholders:
PLAN CATEGORY	NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS)(3)
Equity compensation plans approved by stockholders	2,362,982	—	20,074,276(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	2,362,982	—	20,074,276
1.	This column reflects all shares of common stock subject to outstanding RSUs and PSUs (at target) granted under the 2020 Plan.
2.	We have not granted any stock options under the 2020 Plan to date.
3.
The number of shares for issuance under the 2020 Plan will be increased on the first day of each fiscal year beginning with 2021, in an amount equal to the lesser of (i) 5% of the Company’s common stock on the last day of the immediately preceding fiscal year or (ii) such number of shares determined by our Board.

4.	Includes 16,667,963 shares available for future issuance under the 2020 Plan and 3,406,313 shares available for purchase under the 2021 Employee Stock Purchase Plan.
ARRAY TECHNOLOGIES	45	2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
DIRECTOR COMPENSATION
The following table summarizes the compensation awarded or paid to the members of our Board for the year ended December 31, 2023. Mr. Hostetler, our Chief Executive Officer, did not receive additional compensation for his service on our Board, and, consequently, he is not included in this table. The compensation that Mr. Hostetler received as an employee during 2023 is included in the “Summary Compensation Table” above.
NAME	FEES PAID IN CASH ($)	STOCK AWARDS ($)(1)	NON-EQUITY PLAN COMPENSATION ($)	TOTAL ($)
Paulo Almirante	75,000	170,000	—	245,000
Troy Alstead	100,000	170,000	—	270,000
Orlando Ashford	92,500	170,000	—	262,500
Brad Forth	185,000	170,000	—	355,000
Jayanthi Iyengar	75,000	170,000	—	245,000
Tracy Jokinen	75,000	170,000	—	245,000
Bilal Khan(2)	75,000	—	385,087(3)	245,000
Gerrard Schmid	75,000	170,000	—	245,000
1.
Represents the aggregate grant date fair value of RSUs with respect to shares of the Company’s common stock granted in 2023, computed in accordance with FASB ASC Topic 718. The grant date fair value of the awards is determined using the closing price of our common stock on the date of grant.

2.
Mr. Khan was appointed to our Board in connection with Blackstone’s purchase of our Series A Perpetual Preferred Stock under the Securities Purchase Agreement (as defined below) between the Company and BCP Helios Aggregator L.P. The Securities Purchase Agreement stipulates that all compensation paid to the Blackstone nominee for service on our Board is to be paid in cash. As a result, Mr. Khan does not receive any stock awards, and he was instead awarded “phantom” RSUs in 2023 with a grant date fair value of $170,000 and payable in cash based upon the Company’s stock price on the vesting date, which is on the first anniversary of the grant date. This phantom award will be paid in 2024. As a result, the amount payable under this phantom award will be reportable in next year’s Director Compensation Table.

3.	Represents phantom RSUs with a grant date of May 24, 2022 and a grant date fair value of $170,000, which were payable in cash based upon the Company’s stock price on the vesting date of May 24, 2023.
2023 DIRECTOR COMPENSATION PROGRAM
Our current director compensation program for non-employee directors is generally comprised of (i) an annual cash retainer for service on the Board and as a committee chairperson and (ii) an annual stock retainer. During 2023, Pay Governance evaluated our director compensation relative to our compensation peer group (as described in the Compensation Discussion & Analysis section above. Based on this review, we increased the stock retainer for our non-employee directors from $150,000 in 2022 to $170,000 in 2023 and increased the annual cash retainer for the chairperson of the Nominating and Corporate Governance Committee from $10,000 in 2022 to $15,000 in 2023. The annual stock retainer is paid at the time of our annual stockholder meeting in restricted stock units that vest in full on the first anniversary of the grant date. The cash retainers for 2023, which were paid in four equal quarterly installments and prorated for any partial year of service on our board of directors, were as follows:
POSITION	RETAINER ($)
Non-Executive Chairman	100,000
Board Member	75,000
Audit Committee Chair	25,000
Human Capital Committee Chair	17,500
Nominating and Corporate Governance Committee Chair	15,000
Our directors are reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws. Our Board may revise the compensation arrangements for our directors from time to time.
ARRAY TECHNOLOGIES	46	2024 PROXY STATEMENT

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed the audited consolidated financial statements of Array for the year ended December 31, 2023 and has discussed these statements with management and Deloitte & Touche LLP, (“Deloitte”), the Company’s independent registered public accounting firm. Array management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Array in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls, and its review included a discussion of the quality and acceptability of the Company’s financial reporting and internal controls.
The Audit Committee also received from, and discussed with, Deloitte the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed under the rules of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
Deloitte also provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding independence. PCAOB rules require independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Deloitte their independence from Array.
Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Array Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Members of the Audit Committee
Troy Alstead, Chairman
Paulo Almirante
Tracy Jokinen
Gerrard Schmid
ARRAY TECHNOLOGIES	47	2024 PROXY STATEMENT

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to 2023, we believe that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements.
ARRAY TECHNOLOGIES	48	2024 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions to which we are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described under “Compensation Discussion and Analysis—Executive Compensation” and “Compensation Discussion and Analysis—Director Compensation.” For the year ended December 31, 2023, the Company recognized $14.5 million in equity-based compensation.
REGISTRATION RIGHTS AGREEMENT WITH BLACKSTONE
In connection with the entry into the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated August 10, 2021, between the Company and BCP Helios Aggregator L.P. (“BCP”), an investment vehicle of funds associate with Blackstone, Inc., the Company granted BCP the right to designate one nominee for election to our Board. Pursuant to that designation right, Bilal Khan, a senior managing director in Blackstone’s private equity group was appointed to serve on our board on August 7, 2021. Also pursuant to the Securities Purchase Agreement, the Company and BCP entered into a Registration Rights Agreement (the “BCP Registration Rights Agreement”) pursuant to which, among other things, the Company granted BCP certain registration rights with respect to Common Stock purchased pursuant to the Securities Purchase Agreement and Non-Cash Dividend pursuant to the Certificate of Designations governing our Series A Perpetual Preferred Stock, including customary shelf registration rights and “piggyback” registration rights. This summary does not purport to be complete and is qualified in its entirety by the provisions of our BCP Registration Rights Agreement, a copy of which has been filed as an exhibit to our Annual Report.
REGISTRATION RIGHTS AGREEMENT WITH AFFILIATES OF STI
In connection with the closing of the acquisition of Soluciones Técnicas Integrales Norland, S.L.U., as previously described in our current report on Form 8-K filed with the SEC on January 12, 2022 (the “STI Acquisition”), on January 11, 2022, the Company entered into a registration rights agreement (the “STI Registration Rights Agreement”) with certain affiliates of STI (the “STI Holders”) that received a portion of the Stock Consideration issued at the closing of the STI Acquisition (the “STI Issuance”). Pursuant to the STI Registration Rights Agreement, among other things, the Company is required to file with the SEC a registration statement registering for resale the shares of the Company’s Common Stock received by the STI Holders as part of the STI Issuance. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Registration Rights Agreement, a copy of which has been filed as an exhibit to our Annual Report.
LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS
Our Certificate of Incorporation and Bylaws provide that we shall indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). For further information, see the section entitled “Description of Capital Stock—Indemnification and Limitations on Directors’ Liability” in our Annual Report. We intend to continue to enter into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
The Audit Committee of our Board has primary responsibility for reviewing and approving transactions with related parties. Our Audit Committee charter provides that the Audit Committee shall review and approve in advance any related party transactions.
ARRAY TECHNOLOGIES	49	2024 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We have adopted a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our voting stock, any member of the immediate family of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest, is not permitted to enter into a related party transaction with us without the consent of our Audit Committee, subject to the exceptions described below. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Our Audit Committee is expected to determine that certain transactions will not require Audit Committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee or beneficial owner of less than 5% of that company’s shares, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.
ARRAY TECHNOLOGIES	50	2024 PROXY STATEMENT

Proposal No. 1—Election of Directors
In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board is divided into three classes of approximately equal size.
The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Troy Alstead, Orlando Ashford, and Bilal Khan are the Class I directors whose terms expire at the Company’s 2024 Annual Meeting. Each of Messrs. Alstead, Ashford and Khan has been nominated for and has agreed to stand for re-election to the Board to serve as a Class I director of the Company for three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.
Our Bylaws provide that director nominees receiving a plurality of the votes cast by holders of shares of common stock present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors will be elected. Stockholders have the option to vote “FOR” each of the nominees, or “WITHHOLD” their vote from each of the nominees or “WITHHOLD” their vote from any one of the nominees. Abstentions, withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than named above.
It is intended that, unless you give contrary instructions, shares represented by proxies will be voted for the election of the three nominees listed above as director nominees. Array has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of Array, principal occupation and other biographical material is shown earlier in this proxy statement.
The Board unanimously recommends that you vote “FOR ALL” of the aforementioned nominees for Class I director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.
ARRAY TECHNOLOGIES	51	2024 PROXY STATEMENT

Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm
We are asking our stockholders to ratify the Audit Committee’s selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2024. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Deloitte, and Deloitte has been our independent registered public accounting firm since 2023.
The affirmative vote of a majority of the votes cast by holders of shares of common stock who are present in person (including virtually) or represented by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte. Abstentions will have the same effect as a vote “AGAINST” this proposal, and broker non-votes will have no effect on the vote for this proposal.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. In addition, in conjunction with the mandated rotation of Deloitte’s lead engagement partner, the Audit Committee is directly involved with the selection of Deloitte’s new lead engagement partner. The Audit Committee believes that the engagement of Deloitte to serve as our independent external auditor is in the best interests of the Company and our stockholders.
BDO previously served as our independent registered accounting firm, and on March 28, 2023, the Audit Committee chose not to renew the engagement of BDO and approved the engagement of Deloitte. The Company notified BDO on March 28, 2023 that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was recommended and approved by the Audit Committee. BDO’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2022 and December 31, 2021 and the subsequent interim period through March 28, 2023, did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles and includes an explanatory paragraph relating to the adoption of new accounting standards. In connection with BDO’s audit of the Company’s consolidated financial statements for the two fiscal years and the subsequent interim period preceding the dismissal, there were no (i) disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter or the disagreements in connection with its reports; or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Board unanimously recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder has indicated otherwise on the proxy.
ARRAY TECHNOLOGIES	52	2024 PROXY STATEMENT

Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm
We expect that a representative of Deloitte will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Deloitte, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee is responsible for the audit fee negotiations associated with our retention of Deloitte. The Audit Committee has pre-approved all services performed by the independent registered public accounting firm since the pre-approval policy was adopted.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed to the Company by Deloitte for the year ended December 31, 2023 for each of the following categories of services are as follows (in thousands):
FEE CATEGORY	2023 ($)
Audit Fees	3,370,000
Audit-Related Fees	1,529,000
Tax Fees	92,691
All Other Fees	—
Total Fees	4,991,691
Audit Fees. Consists of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, audits of internal controls reports required under Section 404(b) of SOX, and consultations on accounting matters directly related to the audit.
Audit-Related Fees. Consists of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
Tax Fees. Consists of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns.
All Other Fees. Consists of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.
ARRAY TECHNOLOGIES	53	2024 PROXY STATEMENT

Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation
Our Board recognizes the interest that the Company’s stockholders have in the compensation of the Company’s Named Executive Officers. In recognition of that interest and in accordance with Section 14A of the Exchange Act and related rules of the SEC, this proposal, commonly known as a “say on pay” proposal, provides the Company’s stockholders with the opportunity to cast an advisory vote on the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s Compensation Discussion and Analysis beginning on page 23 of this proxy statement and followed by the compensation tables beginning on page 35 of this proxy statement.
The Board, as required under Section 14A of the Exchange Act, is asking the Company’s stockholders to cast a non-binding, advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s Named Executive Officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related material contained in this Proxy Statement.”
This advisory vote is intended to give the Company’s stockholders an opportunity to provide an overall assessment of the compensation of the Company’s Named Executive Officers rather than focus on any specific item of compensation. As described in the Compensation Discussion and Analysis included in this proxy statement, the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of the Company’s stockholders.
As an advisory vote, the stockholders’ vote on this proposal is not binding on our Board or the Company, and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote.
However, the Company expects that the Human Capital Committee of our Board will review voting results on this proposal and give consideration to the outcome when making future executive compensation decisions for the Company’s Named Executive Officers.
Approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers requires the affirmative vote of holders of at least a majority of the votes cast at the Annual Meeting in person or by proxy. All duly submitted and unrevoked proxies will be voted for the proposal, except where a contrary vote is indicated or authorization to vote is withheld. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
The Board recommends that stockholders vote “FOR” the approval of named executive officer compensation.
ARRAY TECHNOLOGIES	54	2024 PROXY STATEMENT

General Matters
CODE OF BUSINESS CONDUCT AND CORPORATE GOVERNANCE GUIDELINES
We have adopted a code of business conduct and ethics for our directors, officers and employees, including our Chief Executive Officer and our Chief Financial Officer. A copy of our Code of Business Conduct may be accessed free of charge by visiting our investor relations website at ir.arraytechinc.com and going to the “Governance Highlights” section under the “Corporate Governance” tab, or by requesting a copy in writing from our Corporate Secretary at our Albuquerque, New Mexico office. We intend to post on our website any amendment to, or waiver under, a provision of the Code of Business Conduct that applies to our directors and certain of our executive officers within four business days following the date of such amendment or waiver.
A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting our investor relations website at ir.arraytechinc.com and going to the “Governance Highlights” section under the “Corporate Governance” tab, or by requesting a copy in writing from our Corporate Secretary at our Albuquerque, New Mexico office.
AVAILABILITY OF CERTAIN DOCUMENTS
A copy of our Annual Report has been posted on the Internet along with this proxy statement. Upon written request, we will mail, without charge, a copy of our Annual Report excluding exhibits. Please send a written request to our Corporate Secretary at:
Array Technologies, Inc.
3133 W Frye Rd
Suite 600
Chandler, AZ 85226
Phone: (855) 872-2578
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice of Proxy Materials or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices of Proxy Materials, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the Notice of Proxy Materials or proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the address or telephone number above, providing your name, your shared address, and the address to which we should direct the additional copy of the Notice of Proxy Materials or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
STOCKHOLDER PROPOSALS AND NOMINATIONS
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals must have been received by our Corporate Secretary at Array Technologies, Inc., 3133 W Frye Rd, Suite 600, Chandler, AZ 85226 no later than the close of business on December 9, 2024, which is 120 days prior to the date that is one year from this year’s mailing date of April 10, 2024.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at Array Technologies, Inc., 3133 W Frye Rd, Suite 600, Chandler, AZ 85226. The Nominating and Corporate Governance Committee does not have a written policy regarding
ARRAY TECHNOLOGIES	55	2024 PROXY STATEMENT

General Matters
stockholder nominations but has determined that it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our Bylaws. To be timely for the 2025 annual meeting of stockholders (the “2025 Annual Meeting”), although not included in the proxy statement, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or more than 70 days after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2025 Annual Meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2025 Annual Meeting must notify us no earlier than January 22, 2025 and no later than February 21, 2025. Such notice must provide the information required by our Bylaws with respect to each matter the stockholder proposes to bring before the 2025 Annual Meeting.
In addition to satisfying the advance notice provisions in our Bylaws relating to nominations of director candidates, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than March 22, 2025. If the date of the 2025 Annual Meeting changes by more than 30 calendar days from the date of the 2024 Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2025 Annual Meeting.
CONTACTING THE BOARD
Stockholders wishing to communicate with the Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:
Array Technologies, Inc.
3133 W Frye Rd
Suite 600
Chandler, AZ 85226
Attention: Corporate Secretary
The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.
OTHER MATTERS
As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
HOW TO ACCESS THE ANNUAL MEETING
The Annual Meeting will be held in a virtual meeting format at https://virtualshareholdermeeting.com/ARRY2024.
To participate in the meeting, you will need the 16-digit control number included in your Notice of Proxy Materials or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:00 a.m. PDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. PDT, and you should allow ample time for the check-in procedures.
By Order of the Board of Directors

Kevin G. Hostetler
Chief Executive Officer
April 10, 2024
ARRAY TECHNOLOGIES	56	2024 PROXY STATEMENT

ARRAY TECHNOLOGIES

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARRY2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V39889-P03769 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARRAY TECHNOLOGIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

	For All	Withhold All	For All Except
Vote on Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. ELECTION OF CLASS I DIRECTORS

Nominees:

01) Troy Alstead
02) Orlando D. Ashford
03) Bilal Khan

Vote on Proposals	For	Against	Abstain
2. Ratification of the Company's appointment of Deloitte & Touche LLP as its independent registered public accounting firm for fiscal year ending December 31, 2024.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted "FOR ALL" IN ITEM 1 AND "FOR" ITEMS 2 AND 3** If any other matters properly come before the meeting.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Electronic Proxy Card, Annual Report on Form 10-K, and any amendments thereto that are required to be furnished to stockholders are available at www.proxyvote.com.

V39890-P03769

ARRAY TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The **stockholder(s)** hereby appoint(s) Brad Forth, Tyson Hottinger and Kurt Wood, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of **Array Technologies, Inc.** that the **stockholder(s)** is/are entitled to vote at the **Annual Meeting of Stockholders** to be held at 10:00 a.m. Pacific Daylight Time on May 21, 2024, at the www.virtualshareholdermeeting.com/ARRY2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE